(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 03/31/2014	9
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 03/31/2013	10
Statement of Added Value	12
Consolidated Financial Statements
Balance Sheet Assets	13
Balance Sheet Liabilities	14
Statement of Income	16
Statement of Comprehensive Income	17
Statement of Cash Flows	18
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 03/31/2014	19
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 03/31/2013	20
Statement of Added Value	22
Management Report	23
Explanatory Notes	60
Declarations and Opinion
Independent Auditors' Report on the Financial Statements	183
Opinion of the Fiscal Council	186
Opinion of the Executive Board on the Consolidated Financial Statements and Independent Auditor's Report	187

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	03.31.14

Paid-in Capital
Common	872,473,246
Preferred	-
Total	872,473,246

Treasury Shares
Common	1,120,835
Preferred	-
Total	1,120,835

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Identification / Earnings Distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	December 19, 2013	Interest on shareholders’ equity	February 14, 2014	Ordinary	0.41292

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
1	Total Assets	31,336,175	31,652,197
1.01	Current Assets	10,295,271	10,570,290
1.01.01	Cash and Cash Equivalents	746,608	905,176
1.01.02	Marketable Securities	271,040	178,720
1.01.02.01	Financial Investments Evaluated at Fair Value	271,040	178,720
1.01.02.01.01	Held for Trading	270,356	178,097
1.01.02.01.02	Available for Sale	684	623
1.01.03	Trade Accounts Receivable	3,841,214	4,069,167
1.01.03.01	Trade Accounts Receivable	3,753,177	3,985,424
1.01.03.02	Other Receivables	88,037	83,743
1.01.04	Inventories	2,403,158	2,462,818
1.01.05	Biological Assets	1,196,362	1,198,361
1.01.06	Recoverable Taxes	1,205,011	1,211,084
1.01.06.01	Current Recoverable Taxes	1,205,011	1,211,084
1.01.08	Other Current Assets	631,878	544,964
1.01.08.01	Non-current Assets Held for Sale	173,130	146,924
1.01.08.01.01	Noncurrent Assets for Sale	173,130	146,924
1.01.08.03	Other	458,748	398,040
1.01.08.03.01	Interest on Shareholders' Equity Receivable	33,104	33,104
1.01.08.03.02	Derivatives	50,531	8,857
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	88,352	88,270
1.01.08.03.05	Other	286,761	267,809
1.02	Non-current Assets	21,040,904	21,081,907
1.02.01	Non-current Assets	3,303,205	3,454,005
1.02.01.02	Marketable Securities Valued at Amortized Cost	57,358	56,002
1.02.01.02.01	Held to Maturity	57,358	56,002
1.02.01.03	Trade Accounts Receivable	313,782	313,759
1.02.01.03.01	Trade Accounts Receivable	7,601	7,690
1.02.01.03.02	Other Receivables	306,181	306,069
1.02.01.05	Biological Assets	565,864	568,978
1.02.01.06	Deferred Taxes	620,010	745,875
1.02.01.06.01	Deferred Income Tax and Social Contribution	620,010	745,875
1.02.01.08	Receivables from Related Parties	-	13,505
1.02.01.08.04	Receivables from Other Related Parties	-	13,505
1.02.01.09	Other Non-current Assets	1,746,191	1,755,886
1.02.01.09.03	Judicial Deposits	503,810	472,617
1.02.01.09.04	Recoverable Taxes	773,423	790,619
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	184,994	196,437
1.02.01.09.07	Restricted Cash	103,561	99,212
1.02.01.09.08	Other	180,403	197,001
1.02.02	Investments	3,360,489	3,204,866
1.02.02.01	Investments	3,360,489	3,204,866
1.02.02.01.01	Equity in Affiliates	72,243	60,995
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	3,287,373	3,142,998
1.02.02.01.04	Other	873	873

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
1.02.03	Property, Plant and Equipment, Net	10,301,214	10,338,897
1.02.03.01	Property, Plant and Equipment in Operation	9,471,240	9,428,120
1.02.03.02	Property, Plant and Equipment Leased	245,509	263,696
1.02.03.03	Property, Plant and Equipment in Progress	584,465	647,081
1.02.04	Intangible	4,075,996	4,084,139
1.02.04.01	Intangible	4,075,996	4,084,139
1.02.04.01.02	Software	110,191	116,914
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	12,731	13,046
1.02.04.01.05	Goodwill	2,767,985	2,767,985
1.02.04.01.06	Software Leased	12,089	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
2	Total Liabilities	31,336,175	31,652,197
2.01	Current Liabilities	8,820,400	9,395,238
2.01.01	Social and Labor Obligations	93,930	101,764
2.01.01.01	Social Obligations	15,416	13,632
2.01.01.02	Labor Obligations	78,514	88,132
2.01.02	Trade Accounts Payable	3,489,317	3,378,029
2.01.02.01	Domestic Suppliers	3,115,358	3,037,038
2.01.02.02	Foreign Suppliers	373,959	340,991
2.01.03	Tax Obligations	174,271	213,331
2.01.03.01	Federal Tax Obligations	44,009	73,455
2.01.03.01.02	Other Federal	44,009	73,455
2.01.03.02	State Tax Obligations	128,314	137,784
2.01.03.03	Municipal Tax Obligations	1,948	2,092
2.01.04	Short Term Debts	2,530,724	2,469,634
2.01.04.01	Short Term Debts	2,530,724	2,469,634
2.01.04.01.01	Local Currency	2,447,777	2,415,207
2.01.04.01.02	Foreign Currency	82,947	54,427
2.01.05	Other Obligations	1,940,217	2,661,377
2.01.05.01	Liabilities with Related Parties	1,649,724	1,672,005
2.01.05.01.04	Other Liabilities with Related Parties	1,649,724	1,672,005
2.01.05.02	Other	290,493	989,372
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,079	336,677
2.01.05.02.04	Derivatives	95,567	318,201
2.01.05.02.05	Management and Employees Profit Sharing	83,534	177,064
2.01.05.02.07	Other Obligations	109,313	157,430
2.01.06	Provisions	591,941	571,103
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	224,843	233,435
2.01.06.01.01	Tax Risk Provisions	59,161	66,401
2.01.06.01.02	Social Security and Labor Risk Provisions	145,366	148,385
2.01.06.01.04	Civil Risk Provisions	20,316	18,649
2.01.06.02	Other Provisons	367,098	337,668
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	318,071	288,641
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
2.02	Non-current Liabilities	7,394,240	7,601,888
2.02.01	Long-term Debt	4,993,312	5,205,667
2.02.01.01	Long-term Debt	4,993,312	5,205,667
2.02.01.01.01	Local Currency	1,574,758	1,657,256
2.02.01.01.02	Foreign Currency	3,418,554	3,548,411
2.02.02	Other Obligations	1,383,674	1,399,353
2.02.02.01	Liabilities with Related Parties	691,722	715,109
2.02.02.01.04	Other Liabilities with Related Parties	691,722	715,109
2.02.02.02	Other	691,952	684,244
2.02.02.02.06	Other Obligations	691,952	684,244
2.02.04	Provisions	1,017,254	996,868
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	764,445	754,632
2.02.04.01.01	Tax Risk Provisions	80,486	70,697
2.02.04.01.02	Social Security and Labor Risk Provisions	117,702	113,399
2.02.04.01.04	Civil Risk Provision	23,429	27,331
2.02.04.01.05	Contingent Liability	542,828	543,205
2.02.04.02	Other Provisons	252,809	242,236
2.02.04.02.04	Employee Benefits Provisions	252,809	242,236
2.03	Shareholders' Equity	15,121,535	14,655,071
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	65,402	36,418
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	77,146	72,225
2.03.02.05	Treasury Shares	(48,571)	(77,379)
2.03.02.07	Gain on Disposal of Shares	20,134	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(46,074)	(46,074)
2.03.04	Profit Reserves	2,538,709	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	271,982	245,153
2.03.05	Accumulated Earnings	288,619	-
2.03.08	Other Comprehensive Income	(231,666)	(353,698)
2.03.08.01	Derivative Financial Intruments	(186,576)	(341,687)
2.03.08.02	Financial Instruments (Available for Sale)	(1,595)	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(71,826)	(32,258)
2.03.08.04	Actuarial Losses	28,331	25,653

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
3.01	Net Sales	6,569,375	6,769,689
3.02	Cost of Goods Sold	(5,152,462)	(5,259,326)
3.03	Gross Profit	1,416,913	1,510,363
3.04	Operating (Expenses) Income	(981,839)	(1,028,150)
3.04.01	Selling	(987,590)	(824,200)
3.04.02	General and Administrative	(77,148)	(65,883)
3.04.04	Other Operating Income	47,720	25,825
3.04.05	Other Operating Expenses	(152,897)	(89,279)
3.04.06	Equity Pick-Up	188,076	(74,613)
3.05	Income before Financial and Tax Results	435,074	482,213
3.06	Financial Results	(74,152)	(46,533)
3.06.01	Financial Income	253,409	109,407
3.06.02	Financial Expenses	(327,561)	(155,940)
3.07	Income before Taxes	360,922	435,680
3.08	Income and Social Contribution	(45,474)	(77,146)
3.08.01	Current	-	(64,573)
3.08.02	Deferred	(45,474)	(12,573)
3.09	Net Income from Continued Operations	315,448	358,534
3.11	Net Income	315,448	358,534
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.36216	0.41205
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.36201	0.41175

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
4.01	Net Income	315,448	358,534
4.02	Other Comprehensive Income	122,032	75,477
4.02.01	Loss in Foreign Currency Translation Adjustments	(39,568)	(19,053)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	3,826	(1,020)
4.02.03	Taxes on unrealized gains on investments on available for sale	(15)	101
4.02.04	Unrealized losses in cash flow hedge	234,123	151,597
4.02.05	Taxes on unrealized gains on investments available for sale	(79,012)	(50,079)
4.02.06	Actuarial gains (losses) on defined benefits plans	4,056	(9,193)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,378)	3,124
4.03	Comprehensive Income	437,480	434,011

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
6.01	Net Cash Provided by Operating Activities	518,148	554,098
6.01.01	Cash from Operations	433,447	800,719
6.01.01.01	Net Income for the period	315,448	358,534
6.01.01.03	Depreciation and Amortization	289,900	257,703
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(5,520)	9,954
6.01.01.05	Deferred Income Tax	45,474	12,573
6.01.01.06	Provision for Tax, Civil and Labor Risks	26,054	33,015
6.01.01.07	Other Provisions	(37,917)	(10,669)
6.01.01.08	Interest and Exchange Rate Variations	(11,916)	64,996
6.01.01.09	Equity Pick-Up	(188,076)	74,613
6.01.02	Changes in Operating Assets and Liabilities	84,701	(246,621)
6.01.02.01	Trade Accounts Receivable	233,984	(189,085)
6.01.02.02	Inventories	60,559	(145,057)
6.01.02.03	Trade Accounts Payable	102,424	(115,727)
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(39,029)	(23,834)
6.01.02.05	Payroll and Related Charges	(104,430)	195,867
6.01.02.06	Investment in Held for Trading Securities	(175,427)	-
6.01.02.07	Redemption of Held for Trading Securities	89,575	67,845
6.01.02.10	Other Financial Assets and Liabilities	(31,916)	22,096
6.01.02.11	Payment of Interest	(53,038)	(70,840)
6.01.02.12	Payment of Income Tax and Social Contribution	-	(39,462)
6.01.02.14	Consumable biological assets	1,999	51,576
6.02	Net Cash Provided by Investing Activities	(255,025)	(535,592)
6.02.05	Restricted Cash Investments	(4,349)	(3,545)
6.02.06	Additions to Property, Plant and Equipment	(169,050)	(401,290)
6.02.07	Proceeds from Disposals of Property, Plant and Equipment	40,199	1,065
6.02.08	Capital increase in subsidiaries	-	(10,000)
6.02.09	Additions to Intangible	(249)	(435)
6.02.10	Additions to Biological Assets to Production	(119,688)	(121,387)
6.02.11	Other Investments, net	(1,888)	-
6.03	Net Cash Provided by Financing Activities	(419,265)	(519,365)
6.03.01	Proceeds from Debt Issuance	641,708	263,435
6.03.02	Payment of Debt	(724,768)	(532,273)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(365,013)	(174,750)
6.03.05	Advance for Future Capital Increase	-	(80,294)
6.03.07	Treasury Shares Disposal	28,808	4,517
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(2,426)	(731)
6.05	Increase (Decrease) in Cash and Cash Equivalents	(158,568)	(501,590)
6.05.01	At the Beginning of the Period	905,176	907,919
6.05.02	At the End of the Period	746,608	406,329

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 03/31/2014

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.04	Share-based Payments	-	28,984	-	-	-	28,984
5.04.03	Options Granted	-	4,922	-	-	-	4,922
5.04.05	Treasury Shares Sold	-	28,808	-	-	-	28,808
5.04.08	Gain on Disposal of Shares	-	(4,746)	-	-	-	(4,746)
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	315,448	122,032	437,480
5.05.01	Net Income for the Period	-	-	-	315,448	-	315,448
5.05.02	Other Comprehensive Income	-	-	-	-	122,032	122,032
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	234,123	234,123
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(79,012)	(79,012)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	3,811	3,811
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	2,678	2,678
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(39,568)	(39,568)
5.06	Statements of Changes in Shareholders' Equity	-	-	26,829	(26,829)	-	-
5.06.08	Tax Incentives Reserve	-	-	26,829	(26,829)	-	-
5.07	Balance at March 31, 2014	12,460,471	65,402	2,538,709	288,619	(231,666)	15,121,535

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 03/31/2013

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.04	Share-based Payments	-	10,919	(45,300)	-	-	(34,381)
5.04.03	Options Granted	-	4,220	-	-	-	4,220
5.04.05	Treasury Shares Sold	-	4,517	-	-	-	4,517
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)
5.04.08	Gain on Disposal of Shares	-	2,182	-	-	-	2,182
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	358,534	75,477	434,011
5.05.01	Net Income for the Period	-	-	-	358,534	-	358,534
5.05.02	Other Comprehensive Income	-	-	-	-	75,477	75,477
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	151,597	151,597
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(50,079)	(50,079)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(919)	(919)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(6,069)	(6,069)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(19,053)	(19,053)
5.06	Statements of Changes in Shareholders' Equity	-	-	60,181	(28,008)	-	32,173
5.06.06	Reserve for Expansion	-	-	45,300	-	-	45,300
5.06.08	Tax Incentives Reserve	-	-	28,008	(28,008)	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)
5.07	Balance at March 31, 2013	12,460,471	28,909	2,289,087	330,526	(125,535)	14,983,458

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
7.01	Revenues	7,334,793	7,650,658
7.01.01	Sales of Goods, Products and Services	7,246,529	7,433,316
7.01.02	Other Income	(60,556)	(25,328)
7.01.03	Revenue Related to Construction of Own Assets	147,172	243,282
7.01.04	Reversal (Provisions) for Doubtful Accounts	1,648	(612)
7.02	Raw Material Acquired from Third Parties	(5,012,353)	(5,082,750)
7.02.01	Costs of Products and Goods Sold	(4,174,481)	(4,295,868)
7.02.02	Materials, Energy, Third Parties Services and Other	(859,159)	(787,409)
7.02.03	Recovery (Loss) of Assets Values	21,287	527
7.03	Gross Value Added	2,322,440	2,567,908
7.04	Retentions	(289,900)	(257,703)
7.04.01	Depreciation, Amortization and Exhaustion	(289,900)	(257,703)
7.05	Net Value Added	2,032,540	2,310,205
7.06	Received from Third Parties	443,060	35,700
7.06.01	Equity Pick-Up	188,076	(74,613)
7.06.02	Financial Income	253,409	109,407
7.06.03	Other	1,575	906
7.07	Value Added to be Distributed	2,475,600	2,345,905
7.08	Distribution of Value Added	2,475,600	2,345,905
7.08.01	Payroll	956,366	922,059
7.08.01.01	Salaries	734,937	707,704
7.08.01.02	Benefits	170,954	165,187
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	50,475	49,168
7.08.02	Taxes, Fees and Contributions	812,414	838,225
7.08.02.01	Federal	402,309	418,230
7.08.02.02	State	402,217	376,882
7.08.02.03	Municipal	7,888	43,113
7.08.03	Capital Remuneration from Third Parties	391,372	227,087
7.08.03.01	Interests	336,658	167,877
7.08.03.02	Rents	54,714	59,210
7.08.04	Interest on Own Capital	315,448	358,534
7.08.04.01	Interest on Shareholders' Equity	-	-
7.08.04.03	Retained Earnings	315,448	358,534

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
1	Total Assets	31,982,658	32,374,569
1.01	Current Assets	13,086,094	13,242,523
1.01.01	Cash and Cash Equivalents	3,313,354	3,127,715
1.01.02	Marketable Securities	543,330	459,568
1.01.02.01	Financial Investments Evaluated at Fair Value	543,330	459,568
1.01.02.01.01	Held for Trading	271,292	179,195
1.01.02.01.02	Available for Sale	272,038	280,373
1.01.03	Trade Accounts Receivable	2,993,028	3,487,362
1.01.03.01	Trade Accounts Receivable	2,856,516	3,338,355
1.01.03.02	Other Receivables	136,512	149,007
1.01.04	Inventories	3,056,320	3,111,615
1.01.05	Biological Assets	1,203,385	1,205,851
1.01.06	Recoverable Taxes	1,337,576	1,302,939
1.01.06.01	Current Recoverable Taxes	1,337,576	1,302,939
1.01.08	Other Current Assets	639,101	547,473
1.01.08.01	Non-current Assets Held for Sale	173,136	148,948
1.01.08.01.01	Non-current Assets for Sale	173,136	148,948
1.01.08.03	Other	465,965	398,525
1.01.08.03.01	Equity Interest Receivable	116	16
1.01.08.03.02	Derivatives	50,531	11,572
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	88,352	88,270
1.01.08.03.05	Other	326,966	298,667
1.02	Non-current Assets	18,896,564	19,132,046
1.02.01	Non-current Assets	3,288,927	3,444,556
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	57,358	56,002
1.02.01.02.01	Held to Maturity	57,358	56,002
1.02.01.03	Trade Accounts Receivable	368,404	361,486
1.02.01.03.01	Trade Accounts Receivable	7,692	7,811
1.02.01.03.02	Other Receivables	360,712	353,675
1.02.01.05	Biological Assets	566,272	568,978
1.02.01.06	Deferred Taxes	532,358	665,677
1.02.01.06.01	Deferred Income Tax and Social Contribution	532,358	665,677
1.02.01.09	Other Non-current Assets	1,764,535	1,792,413
1.02.01.09.03	Judicial Deposits	506,115	478,676
1.02.01.09.04	Recoverable Taxes	783,166	800,808
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	184,994	196,437
1.02.01.09.07	Restricted Cash	103,561	99,212
1.02.01.09.08	Other	186,699	217,280
1.02.02	Investments	119,174	107,990
1.02.02.01	Investments	119,174	107,990
1.02.02.01.01	Equity in Affiliates	117,322	105,874
1.02.02.01.04	Other	1,852	2,116
1.02.03	Property, Plant and Equipment, Net	10,769,149	10,821,578
1.02.03.01	Property, Plant and Equipment in Operation	9,760,231	9,757,650
1.02.03.02	Property, Plant and Equipment Leased	245,929	265,556
1.02.03.03	Property, Plant and Equipment in Progress	762,989	798,372
1.02.04	Intangible	4,719,314	4,757,922
1.02.04.01	Intangible	4,719,314	4,757,922
1.02.04.01.02	Software	137,481	153,218
1.02.04.01.03	Trademarks	1,298,736	1,302,305
1.02.04.01.04	Other	179,634	187,455
1.02.04.01.05	Goodwill	3,091,374	3,101,750
1.02.04.01.06	Software Leased	12,089	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
2	Total Liabilities	31,982,658	32,374,569
2.01	Current Liabilities	7,809,449	8,436,031
2.01.01	Social and Labor Obligations	115,145	122,143
2.01.01.01	Social Obligations	28,930	23,387
2.01.01.02	Labor Obligations	86,215	98,756
2.01.02	Trade Accounts Payable	3,737,335	3,674,705
2.01.02.01	Domestic Suppliers	3,115,373	3,040,491
2.01.02.02	Foreign Suppliers	621,962	634,214
2.01.03	Tax Obligations	260,553	253,678
2.01.03.01	Federal Tax Obligations	65,517	102,387
2.01.03.01.01	Income Tax and Social Contribution Payable	12,775	13,658
2.01.03.01.02	Other Federal	52,742	88,729
2.01.03.02	State Tax Obligations	193,088	149,199
2.01.03.03	Municipal Tax Obligations	1,948	2,092
2.01.04	Short Term Debts	2,690,765	2,696,594
2.01.04.01	Short Term Debts	2,690,765	2,696,594
2.01.04.01.01	Local Currency	2,447,777	2,415,207
2.01.04.01.02	Foreign Currency	242,988	281,387
2.01.05	Other Obligations	386,228	1,084,621
2.01.05.02	Other	386,228	1,084,621
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	4,334	336,677
2.01.05.02.04	Derivatives	130,070	357,182
2.01.05.02.05	Management and Employees Profit Sharing	83,534	177,064
2.01.05.02.07	Other Obligations	168,290	213,698
2.01.06	Provisions	619,423	604,290
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	234,180	243,939
2.01.06.01.01	Tax Risk Provisions	59,291	66,547
2.01.06.01.02	Social Security and Labor Risk Provisions	154,469	158,626
2.01.06.01.04	Civil Risk Provisions	20,420	18,766
2.01.06.02	Other Provisons	385,243	360,351
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	336,216	311,324
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027
2.02	Non-current Liabilities	9,009,192	9,242,384
2.02.01	Long-term Debt	7,236,911	7,484,596
2.02.01.01	Long-term Debt	7,236,911	7,484,596
2.02.01.01.01	Local Currency	1,574,758	1,657,256
2.02.01.01.02	Foreign Currency	5,662,153	5,827,340
2.02.02	Other Obligations	722,386	719,627
2.02.02.02	Other	722,386	719,627
2.02.02.02.06	Other Obligations	722,386	719,627
2.02.03	Deferred Taxes	15,799	20,566
2.02.03.01	Deferred Income Tax and Social Contribution	15,799	20,566
2.02.04	Provisions	1,034,096	1,017,595
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	781,287	775,359
2.02.04.01.01	Tax Risk Provisions	83,823	74,931
2.02.04.01.02	Social Security and Labor Risk Provisions	122,859	117,502
2.02.04.01.04	Civil Risk Provision	23,346	29,491
2.02.04.01.05	Contingent Liabilities	551,259	553,435
2.02.04.02	Other Provisons	252,809	242,236
2.02.04.02.04	Employee Benefits Provisions	252,809	242,236

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.14	Previous Year 12.31.13
2.03	Shareholders' Equity	15,164,017	14,696,154
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	65,402	36,418
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	77,146	72,225
2.03.02.05	Treasury Shares	(48,571)	(77,379)
2.03.02.07	Gain on Disposal of Shares	20,134	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(46,074)	(46,074)
2.03.04	Profit Reserves	2,538,709	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	271,982	245,153
2.03.05	Accumulated Earnings / Loss	288,619	-
2.03.08	Other Comprehensive Income	(231,666)	(353,698)
2.03.08.01	Derivative Financial Instruments	(186,576)	(341,687)
2.03.08.02	Financial Instrument (Available for Sale)	(1,595)	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(71,826)	(32,258)
2.03.08.04	Actuarial Losses	28,331	25,653
2.03.09	Non-controlling Shareholders' Equity	42,482	41,083

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
3.01	Net Sales	7,338,813	7,208,896
3.02	Cost of Goods Sold	(5,446,096)	(5,512,051)
3.03	Gross Profit	1,892,717	1,696,845
3.04	Operating (Expenses) Income	(1,330,850)	(1,165,786)
3.04.01	Selling	(1,111,926)	(1,001,874)
3.04.02	General and Administrative	(101,886)	(102,964)
3.04.04	Other Operating Income	51,195	31,828
3.04.05	Other Operating Expenses	(179,739)	(100,176)
3.04.06	Equity Pick-Up	11,506	7,400
3.05	Income before Financial and Tax Results	561,867	531,059
3.06	Financial Results	(196,493)	(101,748)
3.06.01	Financial Income	330,558	202,549
3.06.02	Financial Expenses	(527,051)	(304,297)
3.07	Income Before Taxes	365,374	429,311
3.08	Income and Social Contribution	(45,928)	(72,984)
3.08.01	Current	(3,203)	(63,678)
3.08.02	Deferred	(42,725)	(9,306)
3.09	Net Income from Continued Operations	319,446	356,327
3.11	Net Income	319,446	356,327
3.11.01	Attributable to: BRF Shareholders	315,448	358,534
3.11.02	Attributable to: Non-Controlling Shareholders	3,998	(2,207)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.36675	0.40952
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.36660	0.40921

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
4.01	Net Income	319,446	356,327
4.02	Other Comprehensive Income	122,032	75,477
4.02.01	Loss in Foreign Currency Translation Adjustments	(39,568)	(19,053)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	3,826	(1,020)
4.02.03	Taxes on unrealized gains on investments on available for sale	(15)	101
4.02.04	Unrealized losses in cash flow hedge	234,123	151,597
4.02.05	Taxes on unrealized gains on investments available for sale	(79,012)	(50,079)
4.02.06	Actuarial gains (losses) on defined benefits plans	4,056	(9,193)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,378)	3,124
4.03	Comprehensive Income	441,478	431,804
4.03.01	Attributable to: BRF Shareholders	437,480	434,011
4.03.02	Attributable to: Non-Controlling Shareholders	3,998	(2,207)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
6.01	Net Cash Provided by Operating Activities	946,826	546,412
6.01.01	Cash from Operations	710,365	782,623
6.01.01.01	Net Income for the Period	315,448	358,534
6.01.01.02	Non-controlling Shareholders	3,998	(2,207)
6.01.01.03	Depreciation and Amortization	302,916	270,521
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(7,961)	15,809
6.01.01.05	Deferred Income Tax	42,725	9,306
6.01.01.06	Provision for Tax, Civil and Labor Risks	27,674	29,931
6.01.01.07	Other Provisions	(46,319)	(13,657)
6.01.01.08	Interest and Exchange Rate Variations	83,390	121,786
6.01.01.09	Equity Pick-Up	(11,506)	(7,400)
6.01.02	Changes in Operating Assets and Liabilities	236,461	(236,211)
6.01.02.01	Trade Accounts Receivable	484,092	128,919
6.01.02.02	Inventories	58,565	(169,688)
6.01.02.03	Trade Accounts Payable	53,766	(121,260)
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(39,029)	(23,834)
6.01.02.05	Payroll and Related Charges	(84,470)	(14,854)
6.01.02.06	Investment in Held for Trading Securities	(175,428)	-
6.01.02.07	Redemption of Held for Trading Securities	89,762	68,699
6.01.02.10	Other Financial Assets and Liabilities	(28,145)	18,860
6.01.02.11	Payment of Interest	(122,276)	(129,427)
6.01.02.12	Payment of Income Tax and Social Contribution	(2,842)	(45,772)
6.01.02.14	Biological assets	2,466	52,146
6.02	Net Cash Provided by Investing Activities	(288,869)	(602,673)
6.02.02	Redemptions of Marketable Securities	-	23,452
6.02.03	Investment in Available for Sale Securities	-	(1,100)
6.02.04	Redemptions of Available for Sale Securities	3,117	10,048
6.02.05	Restricted Cash	(4,349)	(2,857)
6.02.06	Additions to Property, Plant and Equipment	(213,550)	(418,936)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	48,194	1,290
6.02.08	Capital increase in subsidiaries	-	(10,000)
6.02.09	Additions to Intangible	(266)	(28,510)
6.02.10	Additions to Biological Assets	(120,127)	(121,387)
6.02.11	Other Investments, Net	(1,888)	(54,673)
6.03	Net Cash Provided by Financing Activities	(405,029)	(474,239)
6.03.01	Proceeds from Debt Issuance	1,030,521	298,050
6.03.02	Payment of Debt	(1,099,345)	(602,056)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(365,013)	(174,750)
6.03.07	Treasury Shares Disposal	28,808	4,517
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(67,289)	(18,875)
6.05	Decrease in Cash and Cash Equivalents	185,639	(549,375)
6.05.01	At the Beginning of the Period	3,127,715	1,930,693
6.05.02	At the End of the Period	3,313,354	1,381,318

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 03/31/2014

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.04	Share-based Payments	-	28,984	-	-	-	28,984	(2,599)	26,385
5.04.03	Options Granted	-	4,922	-	-	-	4,922	-	4,922
5.04.05	Treasury Shares Sold	-	28,808	-	-	-	28,808	-	28,808
5.04.08	Gain on Disposal of Shares	-	(4,746)	-	-	-	(4,746)	-	(4,746)
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(2,599)	(2,599)
5.05	Total Comprehensive Income	-	-	-	315,448	122,032	437,480	3,998	441,478
5.05.01	Net Income for the Period	-	-	-	315,448	-	315,448	3,998	319,446
5.05.02	Other Comprehensive Income	-	-	-	-	122,032	122,032	-	122,032
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	234,123	234,123	-	234,123
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(79,012)	(79,012)	-	(79,012)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	3,811	3,811	-	3,811
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	2,678	2,678	-	2,678
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(39,568)	(39,568)	-	(39,568)
5.06	Statements of Changes in Shareholders' Equity	-	-	26,829	(26,829)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	26,829	(26,829)	-	-	-	-
5.07	Balance at March 31, 2014	12,460,471	65,402	2,538,709	288,619	(231,666)	15,121,535	42,482	15,164,017

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 03/31/2013

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.04	Share-based Payments	-	10,919	(45,300)	-	-	(34,381)	(1,237)	(35,618)
5.04.03	Options Granted	-	4,220	-	-	-	4,220	-	4,220
5.04.05	Treasury Shares Sold	-	4,517	-	-	-	4,517	-	4,517
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)	-	(45,300)
5.04.08	Gain on Disposal of Shares	-	2,182	-	-	-	2,182	-	2,182
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(1,237)	(1,237)
5.05	Total Comprehensive Income	-	-	-	358,534	75,477	434,011	(2,207)	431,804
5.05.01	Net Income for the Period	-	-	-	358,534	-	358,534	(2,207)	356,327
5.05.02	Other Comprehensive Income	-	-	-	-	75,477	75,477	-	75,477
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	151,597	151,597	-	151,597
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(50,079)	(50,079)	-	(50,079)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(919)	(919)	-	(919)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(6,069)	(6,069)	-	(6,069)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(19,053)	(19,053)	-	(19,053)
5.06	Statements of Changes in Shareholders' Equity	-	-	60,181	(28,008)	-	32,173	-	32,173
5.06.06	Reserve for Expansion	-	-	45,300	-	-	45,300	-	45,300
5.06.08	Tax Incentives Reserve	-	-	28,008	(28,008)	-	-	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)	-	(13,127)
5.07	Balance at March 31, 2013	12,460,471	28,909	2,289,087	330,526	(125,535)	14,983,458	34,068	15,017,526

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.14 to 03.31.14	Accumulated Previous Year 01.01.13 to 03.31.13
7.01	Revenues	8,193,770	8,177,885
7.01.01	Sales of Goods, Products and Services	8,076,254	7,946,130
7.01.02	Other Income	(75,840)	(26,455)
7.01.03	Revenue Related to Construction of Own Assets	191,222	255,501
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal (Provisions)	2,134	2,709
7.02	Raw Material Acquired from Third Parties	(5,369,445)	(5,450,570)
7.02.01	Costs of Products and Goods Sold	(4,409,792)	(4,477,547)
7.02.02	Materials, Energy, Third Parties Services and Other	(983,311)	(973,151)
7.02.03	Recovery of Assets Values	23,658	128
7.03	Gross Value Added	2,824,325	2,727,315
7.04	Retentions	(302,916)	(270,521)
7.04.01	Depreciation, Amortization and Exhaustion	(302,916)	(270,521)
7.05	Net Value Added	2,521,409	2,456,794
7.06	Received from Third Parties	343,642	210,857
7.06.01	Equity Pick-Up	11,506	7,400
7.06.02	Financial Income	330,558	202,549
7.06.03	Other	1,578	908
7.07	Value Added to be Distributed	2,865,051	2,667,651
7.08	Distribution of Value Added	2,865,051	2,667,651
7.08.01	Payroll	1,050,296	1,017,006
7.08.01.01	Salaries	815,157	794,153
7.08.01.02	Benefits	183,369	173,432
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	51,770	49,421
7.08.02	Taxes, Fees and Contributions	891,660	912,486
7.08.02.01	Federal	459,824	474,870
7.08.02.02	State	421,095	392,114
7.08.02.03	Municipal	10,741	45,502
7.08.03	Capital Remuneration from Third Parties	603,649	381,832
7.08.03.01	Interests	537,889	316,234
7.08.03.02	Rents	65,760	65,598
7.08.04	Interest on Own Capital	319,446	356,327
7.08.04.01	Interest on Shareholders' Equity	-	-
7.08.04.03	Retained Earnings	315,448	358,534
7.08.04.04	Non-Controlling Interest	3,998	(2,207)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Management Report / Comments on the Performance

INCLUIR RELATÓRIO DA ADMINISTRAÇÃO

Dear Shareholders,

The first quarter of 2014 saw significant progress in the process of revamping BRF’s businesses which continue to grow towards meeting the principal targets and guidelines established in our ambitious BRF 17 strategic plan. The reorganization of the Company’s critical areas together with the launch of high impact initiatives designed to expand the leadership of our brands in Brazil as well as replicate this domestic performance and competiveness in the international market, have indicated that we are on the right track and already point to encouraging results.

During the period, with the elimination of one vice presidency, the operational area was made more agile with the simplification of the structure, which now consists of three divisions, and the hierarchical levels reduced from five to three between the job positions at the industrial plants and senior management. This reorganization will allow greater responsiveness in decision-making, integration of the planning chain and a complete review of CIEX’s (Innovation and Excellence Center) operating scope.

At the same time, BRF’s international structure was reduced from six to four operating regions: Menasa (Middle East, North Africa and Southeast Asia), Americas, Asia and Europe/Eurasia, all of which report to the International CEO, Pedro Faria. The Company’s strategy for the overseas market is to increasingly prioritize the commercialization of higher value added products, thus reducing the volatility in results from the export market and enhancing the returns from our portfolio.

During the quarter, BRF announced two transactions in the Middle East in support of the plan to increase its penetration in the halal market – a market where we believe our leadership can be further enhanced. The first transaction involved the agreement of a binding offer for 40% of the capital stock of the processed foods distributor, Al Khan Foods LLC (AKF) of Oman with the planned acquisition of the rest of capital stock in due course. The second transaction of significance was the acquisition of the remaining economic rights of Federal Foods, our distributor in the United Arab Emirates.

One of the highlights in the period on the domestic front was the roll out of the go-to-market (GTM) strategy for the Mid-Western region and São Paulo. The aim here is to replicate the good results achieved in January with the pilot project in the state of Minas Gerais where we succeeded in expanding the number of our points of sale by 4,000 during the first month. A process which organizes the market to subsequently introduce best practices, our expectation is that the GTM has the potential to reach up to 400,000 points of sale by 2017. Our forecast is that increments in results will not occur only in categories, regions or channels individually but also through a combination of all three.

Again in this first quarter, the Marketing and Innovation Area triggered several product launches. This is in line with our strategy which adjusts our focus to the consumer and to the simplification of production and distribution processes. The intention is to launch products in a consistent and organized manner on the basis of greater integration of the areas of market intelligence, brands, categories and research and development.

.

In parallel with new product launches, the Company continues to pursue the reduction of its global portfolio to concentrate on items with greater margins to enhance returns.

All the strategies and projects introduced in the first quarter have been most positive for BRF’s results. Net sales for the quarter were R$ 7.3 billion, a growth of 1.8% compared with the same period in 2013. Operating results were R$ 561.9 million, a year-on-year growth of 5.8% and net income reached R$ 315.4 million a reduction of 12.0% when compared to the R$358,5 million of the 1Q13.

Free Cash Flow generation during the period performed strongly reaching R$ 1.1 billion. This result was a reflection of not only an improvement in the Company’s performance - in which we saw an increase in the year to date market share for the Nielsen readings for industrialized, frozen and pizza lines - but as well as balanced investments and the reduction in working capital.

Finally, the analysis phase of the Zero Based Budget (ZBB) an exercise which we began in January 2014, is nearing completion and the results should be captured during the course of this year.

BRF will continue to invest in improvements of critical issues such as efficiency, quality, innovation and level of service, seeking to be increasingly responsive, market oriented and able to deliver premium results. We are convinced that this process of organizational change will be successful in transforming the Company into a major international benchmark within three years.

Abilio Diniz                                                                                          Cláudio Galeazzi
Chairman                                                                                                  Global Chief Executive Officer

HIGHLIGHTS

1st Quarter 2014 (1Q14)

•         Net sales totaled R$ 7.3 billion, a growth of 1.8% compared to 1Q13, results which were achieved in a more challenging domestic market for consumption and in export business where volumes fell in line with our strategy of reducing volumes in selected markets.

•         The total sales volume in the period was 1.3 million tons, 7.4% less than the same period in 2013, this result was principally driven by the export market.

•         Gross profit amounted to R$ 1.9 billion, 11.5% up on 1Q13, the result of increases in average prices and of cost reduction during the period which produced a 2.3 p.p. gain in growth margin from 23.5% to 25.8%.

•         EBITDA reached R$ 860.8 million, 7.1% more than 1Q13, resulting in an EBITDA margin of 11.7% against 11.1% in 2013.

•         BRF reported a net income of R$ 315.4 million against a net result of R$ 358.5 million in 1Q13, impacted by other operating results and higher net financial expenses.

•         Financial trading volume in the Company’s equities averaged US$ 86.7 million/day in the quarter, 4.6% less than for the same period in 2013.

Highlights (R$ Million)	1Q14	1Q13	var. %
Net Sales	7,339	7,209	1.8
Domestic Market	4,208	4,069	3.4
Exports	3,131	3,139	(0.3)
Gross Profit	1,893	1,697	11.5
Gross Margin	25.8%	23.5%	2.3 p.p
EBIT	562	531	5.8
Net Income	315	359	(12.0)
Net Margin	4.3%	5.0%	(0.7) p.p
EBITDA	861	804	7.1
EBITDA Margin	11.7%	11.1%	0.6 p.p
Earnings per share(1)	0.36	0.41	(12.1)
(1) Consolidated earnings per share (in R$), excluding treasury shares.

Domestic Consumption

A recent Central Bank of Brazil survey (Focus  of April 4, 2014) reveals market expectations for GDP growth in 2014 at 1.63%. On the other hand, the International Monetary Fund (IMF) is forecasting growth somewhat higher at 1.8%. The IMF’s current view on Brazil is that the economy is being affected by restrictions on supply in the domestic market, notably infrastructure, and by continuing lack of growth in private sector investment, a reflection of the low prevailing levels of competitiveness and confidence. Inflation in early 2014 has remained high and close to the upper limit of the official inflation band for the IPCA (Amplified Consumer Price Index) of 6.50%. IMF estimates are for consumer price inflation in Brazil to end the year at 5.9%. This is below the market outlook as measured by the Focus  survey (which is currently forecasting 6.35%), but close to Central Bank forecasts of 6.10%. The IPCA for March reported a variation of 0.92% and 0.23 p.p. more than the rate of 0.69% recorded in the month of February. This was largely a reflection of price inflation in the Food and Drink category and also the Transportation group, representing together 79% of the month’s inflation figure.

The spike in the prices for the Food and Drink group is due in large part to climatic conditions – showing an atypical pattern in several regions of Brazil in these first months of 2014. Rainfall has been below the historic average while temperatures soared, adversely impacting food supplies both with respect to grain production and also livestock derivatives. A further negative reflection of drought conditions has been the reduction in reservoir levels - restricting electricity generation - and in electricity price increases which are now being authorized by the regulator (ANEEL) with the inevitable impact feeding through to the economy in upcoming quarters.

Other factors in addition to inflation are also material in determining consumption such as the rate of unemployment and consumer confidence levels. The unemployment rate for February was 5.1%, an increase over January (which closed at 4.8%). In addition, real habitual incomes were estimated for the month of February 2014 at R$ 2,016. This result was 0.8% higher than reported for January 2014 and 3.1% above February 2013 (R$ 1,955). The month-on-month Consumer Confidence Index (ICC) for March was virtually unchanged at 107.1 vs 107.2 points. This result represents the 14th consecutive month that the index has reported lower than the historical average of 116.3 points.

As for sales in the supermarket sector, LCA Consultores (as for March 2014 based data put out by the IBGE - the government statistics office) maintains its outlook for an increase of 14% in sales for this year (against an increase of 12% in 2013). In January 2014, revenues from supermarkets and hypermarkets totaled R$ 29 billion, an expansion of 12% vs. January 2013, and more than the 10% year-on-year growth recorded in December 2013 vs. December 2014. In relation to nominal sales in the overall retail sector, the consultancy has revised its forecasts up a little and now expects the sector to grow 12% in 2014 (compared with January 2014 when the forecast was 11%), and close to that recorded in 2013.

Brazilian Exports

Historically, the first quarter of the year sees a seasonal trough in protein exports following on from peak consumption levels in the months leading up to the year-end.

A year-on-year comparison reveals an increase in Brazilian exports of chicken meat of 0.7% in terms of volume and a reduction of 11.6% in terms of sales (US$), a reflection of the 12.1% decline in the average prices of exports. Compared with the preceding quarter (4Q13), both volume as well as revenue posted reductions of 11.7% and 13.7%, respectively. Pork exports on a 1Q14 versus 1Q13 comparative basis also registered declines of 8.0% in volume and 8.6% in sales (US$), the average price of exports slipping by 0.7%. Compared with the preceding quarter (4Q13), there was a reduction both in exported volume (13.4%) as well as sales (15.8%). Conversely, beef exports recorded strong growth in 1Q14 compared to 1Q13: 19.2% in volume and 13.9% in sales (US$). However, in comparison with the previous quarter (4Q13), as with other proteins, beef exports also saw a reduction of 7.9% in volume and 12.2% in sales.

Brazilian exports of chicken meat in 1Q14 totaled 907.4 million tons on sales of US$ 1.7 billion. During the quarter, leading importers were unchanged with Saudi Arabia (18% of total exports from Brazil), Japan (10%) and Hong Kong (9%) ranking as the most important. Importantly in March, China – the fifth largest importer in the quarter – announced the certification of five chicken meat processing units, one of them pertaining to BRF (Videira/SC), this in addition to the 24 Brazilian units already certified. Again, in the same month, a delegation from Malaysia visited Brazil to inspect 14 chicken meat production plants, six of them part of the BRF group. The mission’s official report is still pending publication. Also worthy of note is that the first shipment of in natura chicken meat to Thailand and Japan took place in February.

Pork shipment volume in 1Q14 amounted to 110.8 thousand tons in sales of US$ 291.3 million. Russia (31% of total exports from Brazil), Hong Kong (26%) and Angola (12%) were the leading importers while the Ukraine remains closed to Brazilian exports. Two events of major impact during the quarter should be recorded: 1) the spread of porcine epidemic diarrhea (PED) in the USA and other countries; 2) the outbreak of African swine fever in some eastern European countries and the consequent suspension of Russian imports of pork meat originating from Europe – both events having an impact on the world supplies.

Beef shipments in 1Q14 totaled 382.4 thousand tons with sales of US$ 1.6 billion. Of particular importance during the quarter were Brazilian beef exports to Russia, Hong Kong and Egypt. Worthy of note was the announcement at the end of March that the European Union was planning an audit with a view to authorizing the beginning of exports of deboned and matured beef from the states of Tocantins and Roraima and the Federal District. The mission for the evaluation of the Bovine Animals and Water Buffalo Certification and Identification System is scheduled to visit in October 2014.

Investments

Investments in the quarter amounted to R$ 335.8 million, 46.1% less than 2013 and were largely employed in growth, efficiency and support projects. The amount of R$ 120.1 million of the total was invested in biological assets (breeder stock). These values are in line with our guidance of R$1.5 billion of investments which will be divided evenly throughout the year.

Principal disbursements in the period were to the processed product plant under construction in the Middle East. Investments were also dedicated to automation, process improvement and support projects.

In line with Company strategy, we are reducing Capex through the prioritization of projects and focusing Capex investments on improving processes, upgrading automation, logistics, systems (IT) and reducing the focus on increasing production capacity.

Production

BRF produced 1.2 million tons of food in the quarter. In volume terms, this was 7.5% less than reported in 1Q13 due to adjustments in output at the plants in line with the adopted strategy in export markets of reducing production of in natura meats. Volume was also influenced by the closing of a hog slaughtering plant in May 2013, affecting other sales to the domestic market in the comparative analysis. In addition, we are also currently introducing changes and implementing projects for the production of whole chickens and Assa Fácil chicken cuts as well as the production of deboned chicken with the focus on the domestic market.

Production	1Q14	1Q13	ch.%

Poultry Slaughter (million heads)	409	442	(7)
Hog/ Cattle Slaughter (thousand heads)	2,355	2,475	(5)
Production (thousand tons)
Meats	928	1,021	(9)
Dairy Products	193	198	(3)
Other Processed Products	113	114	(1)
Feed and Premix (thousand tons)	2,528	2,740	(8)

Production Launches and Investments in Marketing

BRF’s new product launches were made with a view to renewing the portfolio, repositioning the brands/categories and adding value. In the first quarter of the year, the Company launched 39 new products: 9 domestic market launches, divided in the segments of meat - 5 and dairy products – 4. A total of 17 new products were launched in the International Market and a further 13 for the food services business.

The main launches in the quarter were:

Sadia Frango Fácil Line brings practicality and flavor to the in natura category. The products -chicken legs and thighs and whole chicken - are already seasoned and come in special packaging for roasting, allowing the product to be put in the oven still frozen. The Frango Fácil product is much more succulent and tasty since it comes already pre-marinated in a delicious seasoning of garlic, onion and herbs. The Company also launched Sadia Sabor e Equilíbrio whole turkey breast and Qualy Aera, the very first aerated margarine in Brazil! Aera is 25%

lighter, has an ultra-creamy texture and melts quicker in the mouth, bringing with it a new and irresistible tasting experience.

Again in the domestic market, the Company launched new items in the dairy products range, the principal ones being Batavo yogurts with unusual tastes such as pear and jabuticaba.  Pense Zero pear flavor is the perfect balance between flavor and low calories. This product comes with the addition of vitamin A, C, D and E, 0% fat, 0% sugar and with no artificial coloring. And Batavo Jabuticaba comes with a unique flavor of this most Brazilian of fruits.

In food services, launches were made in the sandwich, ice cream lines as well as in the lines of hams, turkey breast, potato and Tuscan sausage.

BRF Brands

We finished 2013 with the Sadia and Perdigão brands in a position of leadership in their chosen markets and with increased declared consumption in the cold cuts, processed meats and frozen products segments. Both brands are the two most recalled by the consumer (top of mind) in the context of industrialized foods. Qualy also posted leadership and the greatest consumption declaration for the margarine category.

Sadia, Perdigão and Qualy brand equity continues to exceed all other brands in the market, representing strong consumer loyalty from the very first contact with the products.

In 2014, BRF launched some important advertising initiatives, running the new Qualy campaign: (Pão e Fogão) and Sadia (Frango In Natura), a campaign centered around the Juvenal character. The first campaign clip for chicken with the characters of Juvenal and Dona Elvira presents the Sadia total guarantee program and the standards of product quality to the consumer. The campaign involving a mixture of humor and charismatic characters was rated as captivating and with high connectability to the brand in question. The advertisement reached approximately 96% visibility among consumers with “quality” and  “brand loyalty” being the key messages transmitted – the association of these characteristics already inherent to the Sadia name.

Domestic Market

In January, the Company began the new go-to-market (GTM) process in the state of Minas Gerais with very promising results in the capture of active new clients. In March, the model was extended to the state of São Paulo and all regions nationwide should be covered by the end of the first half of 2014. In parallel to this project, BRF also began a process of portfolio rationalization designed to reduce by 40% the total number of processed product SKUs destined for the domestic market by the end of the second quarter. Efforts are also being made to improve the level of service by the Company, among other processes.

In 1Q14, domestic market sales totaled R$3.2 billion, 3.6% greater than 1Q13, despite volumes 2.7% lower principally in the other sales line which reported a decline in volume of 16.3% – a reflection of the divestment of a hog slaughtering plant in May 2013. Average prices rose 6.5%, reflecting an improved portfolio of products and an increase in prices against a year-on-year increase in average costs of 5.3%.

Operating results were R$ 352.6 million, 15.4% less than 1Q13, equivalent to an operating margin of 11.0% against 13.4%, a decline of 2.4 percentage points when compared with the same quarter for 2013. This difference in performance was largely due to the allocation of the of the non-recurring expenses of the restructuring project and increase in expenses of marketing and trade marketing, following the company’s strategy. The basis for comparison is also a tough one since the EBIT for the domestic market in 1Q13 was one of the Company’s highest for the first quarter of any year.

As was the case in the previous two quarters, 1Q14 also suffered the impact of other sales line which showed significant variation in price and volume in the period. This reflected the raw materials sold to the Doux plant (divested in May 2013), a non-recurring factor. If we exclude these other sales from the analysis, then the quarter’s numbers better reflect the real scenario for the domestic market: net operating revenue of R$ 3.0 billion, 4.8% higher than the same period in 2013, a 0.7% increase in volumes with a 4.1% higher average prices.

	THOUSAND TONS				MILLION R$
DOMESTIC MARKET	1Q14	1Q13	ch.%	1Q14	1Q13	ch.%
In Natura	103	102	1	610	617	(1)
Poultry	75	72	4	402	393	2
Pork/Beef	28	30	(8)	208	224	(7)
Processed Foods	352	349	1	2,374	2,229	6
Others Sales	97	116	(16)	232	257	(10)
Total	551	567	(3)	3,215	3,104	4

Market Share – Value %

AC Nielsen database was subject to some methodological changes in 2010, thus distorting any comparison with historical data.

Frozen foods, margarines and dairy products: baseline feb/mar14

*Since 2014 we have begun to report the data for Frozen products jointly, following Nielsen standards to the market (historically BRF reported these data segmented in frozen meat and frozen pasta). Frozen base: feb/mar 13 – 63.3.

Pizzas and specialty meat: baseline jan/feb14

Source: AC Nielsen

Sales by Channel

(% of Net Sales) – Quarterly

Dairy Products

Over the period of Feb/Mar13 and Dec/Jan14, the Brazilian market for UHT milk rose 18.5% in value, reaching R$ 8.1 billion, and shrank 0.8% in volume terms. In the last bimonthly period (Dec/Jan14 vs. Oct/Nov13), the market reported a decline both in volume and value, 4.3% and 12.4%, respectively. In this context, BRF gained market share in volume (1.6 p.p.) and value (1.7 p.p.) from the sales of products under its Batavo, Elegê and Cotochés brands.

The market for chilled products grew 3.4% by volume and 16.2% by value, reaching R$ 6.2 billion year-on-year (Feb/Mar 2013 to Dec/Jan14). In the last bimonthly period (Dec/Jan14 vs. Oct/Nov13), market demand weakened both in volume (3.0%) and also in value (1.8%). BRF increased market share in volume by 0.3 of a percentage point driven by the Elegê brand. BRF has a market share of 12.1% in volume and 11.3% by value.

In relation to the first quarter of 2013, we recorded growth in net sales of 1.3%, totaling R$ 655.9 million. Volumes fell 14.0%, a reflection of the decline in UHT and pasteurized milks vs. 1Q13. The average prices 17.8% higher drove net operating revenue, partially offset by an increase in costs which were 28.3% more than the same period for 2013. Operating results were a negative R$ 10.9 million, representing a loss of 6.1 percentage points due to higher milk collection costs in the period. Quarter-on-quarter performance showed a decline in revenue of 5.6%, and a decline of 8.5% in volume, principally due to the fall in the sales of pasteurized milks.

Dairy	THOUSAND TONS				MILLION R$
	1Q14	1Q13	ch.%	1Q14	1Q13	ch.%
Dry Division	136	141	(3)	352	328	7
Frozen and fresh Division	59	65	(9)	304	304	0
Other sales	-	21	-	-	16	-
Total	195	228	(14)	656	648	1

Food Services

The away-from-home-eating market recorded a growth scenario in relation to the same period in 2013, in spite of being impacted by high inflation rates. The price dynamic for this market is more intimately influenced by factors involving the services sector such as electricity costs, labor and rents, than by the cost of raw materials. As a result, the hike in food prices has not had a significant impact on the market as a whole - contrary to what has occurred with home eating in the period.

BRF registered an increase in net sales of 9.8% in 1Q14 vs. 1Q13, and reaching R$ 401 million. Volume rose by 14.4%, most notable growth being recorded for the elaborate/processed representing 30% of incremental volumes, and other sales (consisting of Food Ingredients) that became part of the business outcome, representing 51% of the change in sales volume compared to the same period of 2013. Excluding other sales the growth in volumes would be 7.1%. We reported a R$ 36.3 million operating result with a decrease in margin due to pressures from increased production costs and without the proportional price pass through. In relation to 4Q13, we saw a decline in indicators due to the seasonal spike in sales in 4Q13.

FOOD SERVICES	THOUSAND TONS				MILLION R$
	1Q14	1Q13	ch.%	1Q14	1Q13	ch.%
Total	56	49	14	401	365	10

Export Market

BRF was able to report some excellent results in 1Q14 despite the changes in the Company’s organizational structure and the challenges of the international market. In the period, the Company exported 535.3 thousand tons – exceeding the volume forecasted for the quarter – while revenues reached R$ 3.1 billion. Operating profit in the Export Market reported a significant improvement of 432.5%, reaching R$ 183.8 million in the quarter against R$ 34.5 million recorded in the same period in 2013. Operating margins were also more robust, posting a 4.9 p.p. increase from 1.1% in 1Q13 to 6.0% in 1Q14.

The situation in the principal markets were as follows during the quarter:

Menasa – despite the activities of other Brazilian players in this market and new customs' regulations in Angola, the Company posted some good results from its business in the Middle East and Africa. Volume exceeded our forecast, totaling 270.1 thousand tons, and revenues were R$ 1.3 billion. During the period, the Company adopted two key measures to consolidate its position in the region. It acquired 100% of the economic rights of Federal Foods and announced the strategic acquisition of 40% of Al Khan Foods LLC (AKF), BRF’s existing distributor in Oman and leader in the distribution of frozen foods for retail, food services and wholesale clients. Both initiatives are in line with the plan to strengthen brand penetration, distribution and portfolio expansion in the region.

Far East – in Japan, the 1Q14 was marked by an equilibrium between supply and demand and favorable negotiating conditions; the period in the Far East included the Chinese New Year festivities registering strong demand. In spite of the outbreak of avian influenza in China and South Korea, the Company was able to report excellent results in the region as a whole. Exported volume was 122.4 thousand tons on revenues of R$ 699.5 million. Worthy of note in the context of sales to the region was the recent announcement by China of the certification of five chicken meat processing plants. One of these was the BRF’s Videira/SC unit – a total of seven of the Company’s units now being authorized to export to China. Additionally, a Malaysian mission visited Brazil in March to inspect chicken meat production. The market in Malaysia for poultry meat has an interesting potential since the country has a population of 30 million and is a major consumer of the product (for religious reasons, the population does not eat pork).

Europe/Eurasia – the continual improvement of the economic scenario in Europe reflected in better prices for the region. In Eurasia the market is experiencing a very favorable period despite the current suspension of exports to Ukraine and the ongoing political conflict in the region. The shortfall in the supply of pork and turkey meat this year has presented the Company with some interesting opportunities. In volume terms, the region accounted for 85.8 thousand tons in exports, equivalent to revenues of R$ 709.8 million, 4.8% higher than the same period last year.

Americas – economic difficulties in Argentina and general adversity in Venezuela were critical for export performance in 1Q14. In the period, the market Americas imported a volume of 66.9 thousand tons on revenues of R$ 419.2 million. It is worth pointing out that after months of indecision, the United States finally opened its market to Brazilian in natura pork exports. Initially, volume will be small but the green light from the US authorities is of major significance to the hog farming sector in Brazil.

Export Market	THOUSAND TONS				MILLION R$
	1Q14	1Q13	ch.%	1Q14	1Q13	ch.%
In Natura	442	495	(11)	2,371	2,476	(4)
Poultry	388	428	(9)	1,930	2,040	(5)
Pork/Beef	54	67	(19)	441	436	1
Processed Foods	94	103	(9)	686	614	12
Other Sales	0	4	-	10	3	-
Total	535	602	(11)	3,067	3,093	(1)

Exports by Region

(% Net Sales) – Quarterly

Operating Results by Business Unit

	EBIT		EBIT Margin
Operating Results	1Q14	1Q13	1Q14	1Q13
Domestic Market	352.6	416.8	11.0	13.4
Export Market	183.8	34.5	6.0	1.1
Food Services	36.3	51.0	9.1	14.0
Dairy	(10.9)	28.8	(1.7)	4.4

Net Operating Sales

In 1Q14, sales revenue rose 1.8% against the same period of the previous year reaching R$ 7.3 billion, driven by the domestic market, with adjustments in prices and better mix, despite the weaker macro scenario.

The export market benefited from an average 18.5% devaluation year on year of the Real against the US Dollar, boosting average prices in Reais by approximately 11.5% for the same comparison. This was instrumental in offsetting the decline in volume of 11.1% - again in line with our strategy of decreasing volumes to regions with low margins - and contributed to maintaining revenue almost flat (a slight decline of 0.8%) year-on-year.

Breakdown of Net Sales (%)

Quarterly

Breakdown of Net Sales (%)

Quarterly

Cost of Sales (COGS)

Cost of sales registered a year-on-year decline of 1.2% with volumes down by 7.4% in the same period.

The costs of labor and milk collection both saw significant increases in relation to 1Q13 as well as the higher cost of freight and packaging, both of which were impacted by currency devaluation during the period. Animal feed in 1Q14 suffered a small year-on-year unit increase driven by soybean meal prices, while in relation to 4Q13, costs rose less but were influenced by increase in corn prices. Market data indicates a year-on-year decline in corn prices of 10.5% and soybean meal, an increase of 26.3%. Quarter-on-quarter, corn prices rose 11.9% while soybean meal fell 7% on the same comparative basis (source: Safras e Mercados). It is also worth mentioning that with the reduction in volumes since the end of 2013, there was reduced production to dilute fixed costs at the industrial units, impacting the cost per ton sold - which increased.

Gross Profit and Gross Margin

The Company reported gross profits of R$ 1.9 billion in 1Q14, 11.5% more than the R$ 1.7 billion recorded in the same period of 2013. Gross margin posted an increase of 2.3 percentage points from 23.5% to 25.8% in 1Q14 due to especially the increase in average prices.

Operating Expenses

In 1Q14, BRF’s operating expenses recorded a year-on-year increase of 9.9% or 16.5% of net operating revenue, as opposed to 15.3% for the same period in 2013. Commercial expenses rose 11.0%, principally in the light of marketing expenses and trade marketing. This increase was due to the alignment with the Company’s strategy of placing a greater focus on the consumer and commercial aspects of the business. Administrative expenses fell 1.0% in relation to 1Q13 with reduction in expenses relating to consultancy work.

Other Operating Expenses

The Company reported a total of R$ 128.5 million in Other Operating Expenses in 1Q14, 88.1% higher than the R$ 68.3 million for 1Q13. Included in this amount are certain non-recurring operating revenues such as a R$ 8.0 million net gain in the sale of fixed assets and a R$ 19 million gain following a final ruling of a lawsuit in favor of the Company. On the other hand, there were continuing non-recurring expenses with the Restructuring Plan in the amount of R$ 46.0 million, including adjustments in staff and executives, and consultancies, expenses with claims of R$ 5.0 million above the same period in 2013, as a result of the fire at the Toledo plant. A provision was also set aside for employee results sharing, R$ 11.7 million above the 1Q13 amount in the light of the more promising prospects for this year’s targets.

Operating result before financial expenses and operating margin

Operating result before financial expenses was R$ 561.9 million in the quarter, 5.8% more than 1Q13, the operating margin being 7.7% of Net Sales against 7.4% in the previous year.

Financial Expenses

The net financial expenses amounted to R$ 196.5 million in the quarter, 93.1% more than 1Q13. This increase largely reflects financial expenses due to higher interest on loans and the accounting of grains acquired given the pressure on corn prices at the end of the quarter, as well as currency variation over investments abroad. Compared with the 4Q13, there was a significant decline in this value, strongly influenced by currency appreciation.

In the light of the high level of exports, the Company conducts operations in the derivatives market with the specific purpose of currency hedging. In accordance with hedge accounting standards (CPC 38 and IAS 39), it uses financial derivatives (for example: NDF) and non-derivative financial instruments (for example: foreign currency debt) to execute hedge operations and concomitantly, to eliminate the respective unrealized foreign exchange rate variations from the income statement (in the Financial Expenses line).

The use of non-derivative and derivative financial instruments for foreign exchange protection permits a significant reduction in net currency exposure in the balance sheet. The balance sheet currency exposure was USD 28.7 million long position in 4Q13 and was at USD 73.9 million long position for the 1Q14.

On March 31, 2014, the non-financial derivative instruments designated as hedge accounting for cash flow hedging amounted to USD 600 million. In addition, the financial derivative instruments designated as hedge accounting according to the concept of a cash flow hedge for coverage of highly probable exports in their respective currencies, totaled USD 617.7 million,

EUR 82.5 million and GBP 24.5 million. These instruments also contributed directly to the reduction in currency exposure. In both cases, the unrealized result for foreign exchange rate variation was booked to other comprehensive income.

The Company’s net debt was R$ 6.0 billion, 11.7% less than reported for December 31, 2013, resulting in a net debt to EBITDA ratio (last twelve months) of 1.88 times.

Debt

		3/31/2014		12/31/2013
Debt - R$ Million	Current	Non-Current	Total	Total	Ch.%

Local Currency	(2,448)	(1,575)	(4,023)	(4,073)	(1)
Foreign Currency	(373)	(5,662)	(6,035)	(6,466)	(7)
Gross Debt	(2,821)	(7,237)	(10,058)	(10,538)	(5)
Cash Investments
Local Currency	943	161	1,104	1,091	1
Foreign Currency	2,964	-	2,964	2,663	11
Total Cash Investments	3,907	161	4,068	3,754	8
Net Accounting Debt	1,086	(7,076)	(5,990)	(6,784)	(12)
Exchange Rate Exposure - US$ Million			74	29	155

Trend in Net Debt/EBITDA

Quarterly evolution

Financial cycle

The Company has been working on the optimization of its working capital. This has resulted in an improvement in the financial cycle from 58 days in March 2013, representing 14.8% of Net Sales, to 41.8 days in March 2014, 11.0% of Net Sales.

In 2014, the Company expects Capex levels to remain unchanged during the year while at the same time making further improvements in the management of accounts payable, receivable and inventories.

Free Cash Flow Generation

Free cash flow (EBITDA – Variation in the Financial Cycle – Capex) in 1Q14 was R$1.1 billion against R$ 578.2 million generated in 4Q13 and R$518.2 million in 3Q13. This increase reflects the operational improvements in the period, greater efficiency in the use of working capital and optimization of Capex.

Equity income result

The equity income result generated from the participation in the result of affiliates and subsidiaries (Joint Ventures) in 1Q14 together accounted for a gain of R$ 11.5 million against a gain of R$ 7.4 million in the same period for the previous fiscal year. This represents a reduction of R$ 4.1 million principally due to the result of the Federal Foods affiliate.

Income tax and social contribution

Income tax and social contribution recorded an expense of R$ 45.9 million in the quarter against an expense of R$ 73.0 million in 1Q13, representing an effective tax rate of 12.6% and 17.0%, respectively. The underlying factors explaining an effective tax rate lower than the nominal rate are related to tax breaks accruing from the payout of interest on capital, subsidies granted on investments as well as benefits relating to currency variation on overseas investments.

Participation of non-controlling shareholders

The result attributed in the quarter to non-controlling shareholders largely reflects the results of the subsidiaries in Argentina and representing an expense of R$ 4.0 million against an income of R$ 2.2 million in the same quarter of the previous fiscal year.

Net income and net margin

Net income for the period was R$ 315.4 million, equivalent to a net margin of 4.3% against 5.0% in 1Q13 and therefore a reduction of 0.7 percentage point in relation to 1Q13. This result reflects the increase in operating expenses, mainly in marketing and trade marketing, other operating expenses arising mainly from the restructuring plan and the increase in net financial expenses compared with the same quarter in the previous year.

EBITDA

As from 1Q14, we shall no longer be publishing the adjusted EBITDA but rather disclosing EBITDA in accordance with the following table. In 1Q14, EBITDA was R$ 860.8 million, 7.1% more than in 1Q13. This represents an EBITDA margin of 11.7% against 11.1% which the Company reported in 1Q13.

EBITDA - R$ Million	1Q14	1Q13	% ch.
Net Income	315	359	(12)
Income Tax and Social Contribution	46	73	(37)
Net Financial	197	102	93
Depreciation and Amortization	303	271	12
=EBITDA	861	804	7

EBITDA – 1st Quarter Trend

(R$ million)

EBITDA- Quarterly Trend

(R$ million)

Shareholders’ equity

On March 31, 2014, Shareholders’ Equity amounted to R$ 15.2 billion against R$14.7 billion on December 31, 2013, an increase of 3.2%.

Capital markets

The closing price of BRF’s shares in 1Q14 was R$ 45.30 on the São Paulo Stock Exchange (BM&FBovespa), a decline of 8.0% while the Company’s ADRs closed at US$ 19.98 on the New York Stock Exchange, a 4.3% decline. The stock performance was below the negative 2.1% performance in the same period for the Ibovespa, the stock index which tracks the most liquid shares on the Brazilian stock exchange.

The Company’s market value amounted to R$ 39.5 billion, a growth of 1.6% compared with 1Q13.

Trend in BRF shares X Ibovespa x NYSE

PERFORMANCE	1Q14	1Q13	4Q13

BRFS3 - BM&F Bovespa
Share price - R$ *	45.30	44.60	49.25
Traded shares (Volume) - Millions	174.1	140.5	114.6
Performance	(8.0%)	5.7%	(8.8%)
Bovespa Index	(2.1%)	(7.5%)	(1.6%)
IGC (Brazil Corp. Gov. Index)	(1.9%)	(0.1%)	0.4%
ISE (Corp. Sustainability Index)	(3.6%)	0.2%	1.4%

BRFS - NYSE
Share price - US$ *	19.98	22.11	20.87
Traded shares (volume)- Millions	114.1	140.5	68.7
Performance	(4.3%)	4.7%	(14.9%)
Dow Jones Index	(0.7%)	11.3%	9.6%
*Closing price

Financial trading volume (1Q14)

The average was US$ 86.7 million/day, 4.6% below the same period in 2013.

Share performance on the São Paulo stock exchange (BM&FBovespa) (1Q14)

ADR performance on the NYSE (1Q14)

CORPORATE GOVERNANCE

Corporate Governance

Diffused control

Baseline date: March 31, 2014

Number of shares: 872,473,246 (common)

Capital Stock: R$ 12.5 billion

Rating

The Company has been assigned an investment grade rating of BBB- by Fitch Ratings, and Standard & Poor’s and Baa by Moody’s - all with stable outlook.

Novo Mercado

BRF signed up to the BM&FBovespa’s Novo Mercado Listing Regulations on April 12, 2006, requiring it to settle disputes through the Market Arbitration Panel under the arbitration commitment  clause written into its corporate bylaws and regulations.

Risk management

BRF and its subsidiaries adopt a series of previously structured measures for maintaining the risks inherent to its businesses under the most rigorous control, details being shown under Explanatory Note 4 of the Financial Statements. Risks involving the markets in which the Company operates, sanitary controls, grains, nutritional security and environmental protection as well as internal controls and financial risks are all monitored.

Relationship with the independent auditors

Pursuant to CVM Instruction 381 of January 14, 2003, the Company informs that its policy for engaging services unrelated to the external audit is based on principles which preserve the auditor’s independence. In turn, these principles are based on the fact that the independent auditor should not audit its own work, may not exercise managerial functions, should not advocate on behalf of its client or render any other services which are deemed as not permitted under the prevailing norms, in this way maintaining the independence of the work undertaken.

Pursuant to CVM Instruction 480/09, at a meeting held on April 29, 2014, management declares that it has discussed, reviewed and agreed the information expressed in the report of the independent auditors and with the financial information for the three months ending March 31, 2014.

Social Report

BRF has a worldwide payroll of 110 thousand, operating in Brazil with 48 manufacturing plants, 30 distribution centers, TSPs, livestock farms and sales branches and, overseas, with 9 industrial units in Argentina and 2 in Europe (the United Kingdom and the Netherlands), in addition to a further 22 commercial offices.

The Company adopts a policy of internal recruiting and decentralization of the selection process to the individual units. This helps drive the local economies, thus collaborating with the social development. The principal aim is to attract, select and direct manpower in accordance with  profile and potential, hiring those individuals aligned with BRF’s values. The practice is to prioritize candidates originating from the location where there is a job vacancy.

Enhancement of human capital

In the first quarter of 2014, BRF continued to implement its Leadership Development Programs. Some 390 supervisors and coordinators completed the “Our Way of Leading” program and the “Formation of Leaders” program prepared a further 30 members of our staff. Approximately 80 executives took part in the “Leadership Integration (e-learning)” program. All these programs are scheduled to be run throughout 2014. Other learning programs are being created to foster the new BRF culture.

The Commercial area ran several training groups in the quarter. More than 5,500 staff among the leadership and salespersons are being trained and prepared in a new form of commercial client service through the GTM – Go-to-Market project.

In January, the 23 candidates selected for the trainee program for 2014 began their activities at BRF and since then have been in the job rotation phase around the Company’s various areas.

The BRF Interns’  program totaled 448 active interns in March 2013.

The Summer Internship Program 2014 is designed to identify young potential from the most prestigious MBA schools around the world able to make a contribution to the Company’s strategies. The selection stage for this program began in October 2013. In January, final approval was given for the selected candidates and in February, a proposal sent out and hiring procedures begun.

In the quarter, 9,200 staff from the commercial area were able to watch Sales TV which discusses different strategic topics related to the commercial area’s activities. We continue to broadcast monthly actions on TV BRF. This institutional channel with a global reach interacts simultaneously with the units both in Brazil and overseas. It is directed at an internal audience mobilizing around 106 thousand employees from the most diverse units throughout the world: corporate, sales, logistics, livestock farms, etc. Transmissions are live and broadcast monthly or by webcast so that the greatest number of employees possible can be reached.

SSMA

The Health, Safety and Environment Management program - SSMA continues to make significant progress. In November 2013, the accident rate with time off work was the lowest in the Company’s history with a frequency rate (TF) of 1.02.

Comparing the two consecutive years, the accumulated indicator for 2013 reported a reduction of 12.18%, the TF rate for 2013 dropping to 1.73 from 1.97 in 2012.The 2013 accident frequency rate with time off work has recorded an aggregate decline of 84.55% since 2008.

As from September, 2013, the SSMA program has been extended to BRF’s Transportation and Distribution areas for a period of one year and covering the   regional offices of Paraná, Santa Catarina and Rio Grande do Sul. This sweeps up 27 units with employees in the Slaughtering and Processing, Agricultural, Dairy Products, Distribution and Transportation areas. The initiative covers 41% of the transportation operation and 33% of the vehicle fleet.

In 2014, the program will be further expanded to BRF’s other regional offices and the entire transportation network.

Stock option plan

The Company has currently granted a total of 5,258,676 stock options to 159 executives, the maximum vesting period being five years according to the Compensation Plan Regulations based on the shares approved on March 31, 2010 and amended on April 24, 2012, April 9, 2013 and April 04, 2014 at the Extraordinary and Annual General Shareholders’ Meeting, respectively. The plan contemplates the CEO, vice presidents, officers and other executives at BRF.

Added Value Distribution

Added Value Distribution (R$ million)	1Q14	1Q13	ch. %
Human Resources	1,050	1,017	3
Taxes	892	912	(2)
Interest / Rents	604	382	58
Retention	315	359	(12)
Non-controlling shareholders	4	(2)	-
Total	2,865	2,668	7

Disclaimer

All statements contained in this report with regard to the Company’s business prospects, projections and results and potential growth of its business constitute mere forecasts and were based on management’s expectations in relation to the Company’s future performance. These expectations are heavily dependent on changes in the market and on the country’s general economic performance, that of the sector and the international markets and, therefore, being subject to change.

BRF S.A. Consolidated
FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
R$ million	1Q14	1Q13	Ch. %
Net Sales	7,339	7,209	1.8

Cost of sales	(5,446)	(5,512)	(1.2)
% of NS	-74.2%	-76.5%	230 bps

Gross Profit	1,893	1,697	11.5
% of NS	25.8%	23.5%	230 bps

Operating Expenses	(1,214)	(1,105)	9.9
% of NS	-16.5%	-15.3%	(120) bps
Selling Expenses	(1,112)	(1,002)	11.0
% of NS	-15.2%	-13.9%	(130) bps
Fixed	(672)	(561)	19.9
Variable	(440)	(441)	(0.3)
General and Administrative Expenses	(102)	(103)	(1.0)
% of NS	-1.4%	-1.4%	-
Honorary of our administrators	(7)	(5)	34.7
% of NS	-0.1%	-0.1%	-
General and administrative	(95)	(98)	(3.0)
% of NS	-1.3%	-1.4%	10 bps

Operating Income	679	592	14.7
% of NS	9.3%	8.2%	110 bps

Other Operating Results	(129)	(68)	88.1

Equity Income	12	7	55.5

Result before financial income	562	531	5.8
% of NS	7.7%	7.4%	30 bps

Net Financial Income	(196)	(102)	93.1

Pre-tax income	365	429	(14.9)
% of NS	5.0%	6.0%	(100) bps
Income tax and social contribution	(46)	(73)	(37.1)
% of pre-tex income	-12.6%	-17.0%	440 bps

Net income before participation	319	356	(10.4)

Participation of non-controlling shareholde	(4)	2	-

Net Income	315	359	(12.0)
% of NS	4.3%	5.0%	(70) bps

EBITDA	861	804	7.1
% of NS	11.7%	11.1%	60 bps

BRF S.A. Consolidated
BALANCE SHEET

BALANCE SHEET - R$ Million	03.31.2014	12.31.2013	ch. %

Assets	31,983	32,375	(1)
Current Assets	13,086	13,243	(1)
Cash and cash equivalents	3,313	3,128	6
Financial investments	543	460	18
Accounts receivable	2,857	3,338	(14)
Recoverable taxes	1,338	1,303	3
Assets held for sale	173	149	0
Securities receivable	137	149	(8)
Inventories	3,056	3,112	(2)
Biological assets	1,203	1,206	(0)
Other financial assets	51	12	337
Other receivables	270	283	(4)
Anticipated expenses	145	104	39

Non-Current Assets	18,897	19,132	(1)
Long-term assets	3,289	3,445	(5)
Cash investments	57	56	2
Accounts receivable	8	8	(2)
Escrow deposits	506	479	6
Biological assets	566	569	(0)
Securities receivable	361	354	2
Recoverable taxes	783	801	(2)
Deferred taxes	532	666	(20)
Other receivables	372	414	(10)
Restricted cash	104	99	4

Permanent Assets	15,608	15,687	(1)
Investments	119	108	10
Property, plant and equipment	10,769	10,822	(0)
Intangible	4,719	4,758	(1)

Liabilities	31,983	32,375	(1)
Current Liabilities	7,809	8,436	(7)
Loans and financing	2,691	2,697	-
Suppliers	3,737	3,675	2
Payroll and mandatory social charges	451	433	4
Taxes payable	261	254	3
Dividends/interest on shareholders’ equity	4	337	(99)
Management and staff profit sharing	84	177	(53)
Other financial liabilities	130	357	(64)
Provisions	234	244	(4)
Employee pension plan	49	49	-
Other liabilities	168	214	(21)

Non-Current Liabilities	9,009	9,242	(3)
Loans and financing	7,237	7,485	(3)
Suppliers	137	146	(6)
Taxes and social charges payable	15	19	(24)
Provision for tax, civil and labor contingencies	781	775	1
Deferred taxes	16	21	(23)
Employee pension plan	253	242	4
Other liabilities	570	554	3

Shareholders’ Equity	15,164	14,696	3
Capital stock paid in	12,460	12,460	-
Capital reserves	114	114	-
Profit reserves	2,539	2,512	1
Other related results	(232)	(354)	(35)
Retained profits (losses)	315	-	-
Interest on shareholders’ equity	(27)	-	-
Treasury shares	(49)	(77)	(37)

Participation of non controling shareholders	42	41	3

BRF S.A. Consolidated
CASH FLOW

Cash Flow - R$ million	1Q14	1Q13	Ch. %

Operating Activities
Result for the fiscal year	315	359	(12)
Adjustments to the result	281	512	(45)

Changes in assets and liabilities
Accounts receivable from clients	484	129	276
Inventory	59	(170)	(135)
Interest on Shareholders' Equity received	2	52	(95)
Suppliers	54	(121)	-
Payment of contingencies	(39)	(24)	64
Interest payments	(122)	(129)	(6)
Payment of income tax and social contribution	(3)	(46)	(94)
Salaries, social obligations and others	(84)	(15)	469
Net cash provided by operating activities	947	546	73

Investment Activities
Financial investments	3	32	(90)
Investment in restricted cash	(4)	(3)	52
Increase in capital subsidiaries	-	(10)	-
Other investments	(2)	(55)	(97)
Acquisition of fixed assets/investments	(214)	(419)	(49)
Acquisition of biological assets	(120)	(121)	(1)
Revenue from the sale of fixed assets	48	1	3.636
Intangible investments	(0)	(29)	(99)
Cash from (invested) investment activities	(289)	(603)	(52)

Financing activities
Loans and financing	(69)	(304)	(77)
Interest on shareholders' equity	(365)	(175)	109
Sale of treasury stocks	29	5	538
Cash from (invested) in financing activities	(405)	(474)	(15)

Currency variation on cash and cash equivalents	(67)	(19)	256

Net increase (decrease) in cash held	186	(549)	-

Cash and cash equivalents at the beginning of the period	3.128	1.931	62
Cash and cash equivalents at the end of the period	3.313	1.381	140

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork and beef for processing, production and sale of fresh meat, processed products, milk and dairy products, pasta, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and turkey and frozen cuts of chicken, frozen turkey, pork and beef;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Milk, dairy products and desserts;

•                Juices, milk and soy juices;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

The Company's activities are segregated into 4 operating segments, being domestic market, foreign market, food service and dairy products, as disclosed in note 5.

In the domestic market, the Company operates 48 manufacturing facilities, being: 35 meat processing plants, 13 dairy products processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 30 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the domestic and foreign markets.

In the foreign market, the Company operates 11 manufacturing facilities, being: 6 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 pasta and pastries processing plant, 1 frozen vegetables processing plant, 1 cheese processing plant and 15 distribution centers, besides subsidiaries or sales offices in the United Kingdom, Italy, Austria, Hungary, Japan, The Netherlands, Russia, Singapore, United Arab Emirates, Portugal, France, Germany, Turkey, China, Cayman Islands, South Africa, Venezuela, Uruguay and Chile. The Company exports to more than 110 countries.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

BRF has a number of trademarks among which the most important are: Batavo, Claybon, Chester®, Elegê, Fazenda, Nabrasa, Perdigão, Perdix, Hot Pocket, Miss Daisy, Nuggets, Qualy, Sadia, Speciale Sadia, Dánica and Paty, in addition to licensed trademarks such as Bob Esponja, Trakinas, Smurfs and Philadelfia.

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

Subsidiary		Main activity	Country	Participation	03.31.14	12.31.13

Avipal Centro-oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
Avipal S.A. Construtora e Incorporadora	(a)	Construction and real estate marketing	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al-Wafi Food Products Factory LLC	(c)	Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Foods GmbH	(g)	Industralization, import and commercialization of products	Austria	Indirect	100.00%	-
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a)	Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
Federal Foods Ltd.	(d)	Import and commercialization of products	United Arab Emirates	Joint venture	49.00%	49.00%
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão France SARL		Marketing and logistics services	France	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Plusfood Germany GmbH		Import and commercialization of products	Germany	Indirect	100.00%	100.00%
Plusfood Holland B.V.		Administrative services	The Netherlands	Indirect	100.00%	100.00%
Plusfood B.V.		Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
Plusfood Hungary Trade and Service LLC		Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
Plusfood Iberia SL		Marketing and logistics services	Spain	Indirect	100.00%	100.00%
Plusfood Italy SRL		Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Plusfood UK Ltd.		Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Plusfood Wrexham		Industrialization, import and commercializations of products	United Kingdom	Indirect	100.00%	100.00%
Rising Star Food Company Ltd.		Industralization, import and commercialization of products	China	Joint venture	50.00%	50.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Mato Grosso Bovinos S.A.	(e)	Participation in other companies	Brazil	Direct	99.00%	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Nutrifont Alimentos S.A.	(c)	Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
Perdigão Trading S.A.	(a)	Holding	Brazil	Direct	100.00%	100.00%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	12.00%	12.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	88.00%	88.00%
Mato Grosso Bovinos S.A.	(f)	Participation in other companies	Brazil	Indirect	1.00%	-
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	100.00%	100.00%
PR-SAD Administração de bem próprio S.A.	(h)	Management of assets	Brazil	Affiliate	33.33%	-
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and export of products	Argentina	Direct	99.98%	99.98%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	99.46%	99.46%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia U.K. Ltd.	(a)	Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Sadia Alimentos S.A.		Import and export of products	Argentina	Indirect	0.02%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	1.74%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, formerly known as Acheron Beteiligung-sverwaltung GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of March 31, 2014 of R$3,778 (R$2,799 as of December 31, 2013). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of March 31, 2014 totaled R$13,658 (R$10,546 as of December 31, 2012). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

(c)       Subsidiary and associate in pre-operational phase.

(d)       On January 16, 2013, BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement. As disclosed in explanatory note 39, on April 09, 2014, the Company announced the completion of the purchase of 100% of the economic rights.

(e)       Change the corporate name from BRF Suínos do Sul Ltda. to Mato Grosso Bovinos S.A. on February 11, 2014.

(f)        Acquisition of equity interest on February 11, 2014.

(g)       Establishment of wholly-owned subsidiary on February 21, 2014.

(h)       Acquisition of equity interest on March 14, 2014.

1.2.        Seasonality

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year the demand in the domestic market is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Year’s Eve. Our bestselling products are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF QUARTERLY FINANCIAL INFORMATION

The Company’s consolidated quarterly financial information is prepared in accordance with the accounting practices adopted in Brazil which comprise the rules issued by the Brazilian Securities Commission (“CVM”) and the pronouncements and interpretations of the Brazilian Accounting Pronouncements Committee (“CPC”), which are in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

The Company’s individual quarterly financial information has been prepared in accordance with the accounting practices adopted in Brazil and for presentation purposes, is identified as “BR GAAP”. Such information differs from IFRS in relation to the evaluation of investments in subsidiaries, affiliates and joint ventures, which were measured and recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

The Company’s individual and consolidated quarterly financial information are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial information, when applicable, were also expressed in thousands.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The preparation of the Company’s quarterly financial information requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

The settlement of the transactions involving such estimates can result in amounts significantly different from those recorded in the quarterly financial information due to the lack of precision inherent to the estimation process. The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated quarterly financial information were prepared based on the historical cost except for the following material items:

(i)     derivative and non-derivative financial instruments, being changes to fair value recognized through the statement of income;

(ii)    available for sale financial assets; and

(iii)  share-based payments and employee benefits measured at fair value.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information was prepared according to CVM Deliberation No. 673/11, which establishes the minimum content of interim financial statements and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aims to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information is focused on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant. Following this assumption, the Company informs that in 2014, in addition to measuring the adjustment to present value the balances of non-current trade accounts receivable, social obligations and other obligations, also started to measure the present value adjustment for balances of current trade accounts receivable and current and non-current trade accounts payable.  This enhancement in accounting policy resulted from the efforts made to reduce the working capital and on capital invested, which resulted in the reduction of average collection period from customers and increased average payment of suppliers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2013 (note 3).

There were no changes of any nature related to such policies and estimates calculation methodology.  As allowed by CVM Deliberation No. 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2013, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

The exchange rates effective at the date of this quarterly financial information were as follows:

Final rate	03.31.14	12.31.13
U.S. Dollar (US$)	2.2630	2.3426
Euro (€)	3.1175	3.2265
Pound Sterling (£)	3.7733	3.8728
Argentine Peso (AR$)	0.2825	0.3594

Average rates
U.S. Dollar (US$)	2.3640	2.1576
Euro (€)	3.2395	2.8677
Pound Sterling (£)	3.9121	3.3779
Argentine Peso (AR$)	0.3119	0.3947

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Risk Policy and internal guidelines subject to such policy.

The Risk Policy is under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors, with clear and defined roles and responsibilities, as follows:

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders;

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy;

•         The Board of Executive Officers is in charge of the evaluation of the Company’s exposure for each identified risk, according to the guidelines established by the Board of Directors; and

•         The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

The monitoring, evaluation and approval of processes of risk management were properly disclosed in the details in the financial statements for the year ended December 31, 2013 (note 4) and has not changed during the three month period ended March 31, 2014.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         Credit risk associated with trade accounts receivable is actively managed by dedicated team, though specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On March 31, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander and Caixa Econômica Federal.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, Banco HSBC, JP Morgan, Merrill Lynch, Rabobank and Banco Safra.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On March 31, 2014, the long term debt portion accounted for 72.9% (73.5% as of December 31, 2013) of the total outstanding debt with an average term greater than 4.8 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	BR GAAP
	Parent company
	03.31.14
	Book value	Cash flow contracted	Up to 9 months	2015	2016	2017	2018	After 5 years
Non derivative financial liabilities
Loans and financing	4,241,516	4,636,797	1,859,138	1,042,975	310,793	469,631	490,082	464,178
BRF bonds	3,282,520	4,775,286	183,158	183,158	183,158	183,158	663,783	3,378,871
Trade accounts payable	3,489,317	3,489,317	3,489,317	-	-	-	-	-
Capital lease (1)	177,187	287,076	49,640	33,969	22,205	19,585	19,585	142,092
Operational lease	-	393,616	56,413	56,963	50,073	48,567	44,973	136,627

Derivative financial liabilities
Financial instruments designated as hedge accounting
Interest rate and exchange rate derivatives	75,087	34,929	(6,543)	(1,381)	(1,296)	(1,556)	45,705	-
Currency derivatives (NDF)	13,492	15,937	15,937	-	-	-	-	-
Fixed exchange rate	2,166	2,085	2,085	-	-	-	-	-
Currency derivatives (options)	205	-	-	-	-	-	-	-
Financial instruments not designated as hedge accounting
Interest rate and exchange rate derivatives	4,617	3,794	2,738	1,056	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	03.31.14
	Book value	Cash flow contracted	Up to 9 months	2015	2016	2017	2018	After 5 years
Non derivative financial liabilities
Loans and financing	4,597,975	4,996,238	1,972,675	1,058,015	314,543	470,167	716,660	464,178
BRF bonds	3,282,520	4,775,286	183,158	183,158	183,158	183,158	663,783	3,378,871
BFF bonds	1,425,056	2,043,534	51,622	103,245	103,245	103,245	103,245	1,578,932
Sadia bonds	511,504	619,675	34,340	34,340	34,340	516,655	-	-
Quickfood bonds	110,621	174,854	24,208	68,026	71,777	10,843	-	-
Trade accounts payable	3,737,335	3,737,335	3,737,335	-	-	-	-	-
Capital lease (1)	177,960	288,060	50,417	34,050	22,331	19,585	19,585	142,092
Operational lease	-	394,036	56,666	57,050	50,153	48,567	44,973	136,627

Derivative financial liabilities
Financial instruments designated as hedge accounting
Interest rate and exchange rate derivatives	108,890	151,238	265	25,788	25,573	25,463	73,576	573
Currency derivatives (NDF)	13,492	15,937	15,937	-	-	-	-	-
Fixed exchange rate	2,166	2,085	2,085	-	-	-	-	-
Currency derivatives (options)	205	-	-	-	-	-	-	-
Financial instruments not designated as hedge accounting
Currency derivatives (NDF)	700	(10,302)	(10,302)	-	-	-	-	-
Interest rate and exchange rate derivatives	4,617	3,794	2,738	1,056	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

c.            Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms. The same consideration is applicable to the TJLP and UMBNDES.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in the domestic market and fixed coupon (“USD”) for investments in the foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

Assets and liabilities denominated in foreign currency are as follows:

	BR GAAP and IFRS
	Consolidated
	03.31.14	12.31.13
	Total exposure
Cash and cash equivalents and marketable securities	2,913,283	2,651,927
Trade accounts receivable	1,376,676	1,593,473
Accounts receivable from subsidiaries	160,898	146,223
Future dollar agreements	509,175	480,233
Inventories	31,852	50,808
Exchange rate contracts (Swap)	(15,579)	(20,158)
Loans and financing	(5,905,141)	(6,108,727)
Bonds designated as cash-flow hedge	678,900	702,780
Exports pre-payment designated as cash-flow hedge	678,900	702,780
Trade accounts payable	(621,962)	(634,214)
Other assets and liabilities, net	243,864	231,459
	50,866	(203,416)

Foreign exchange exposure (in US$)	22,477	(86,833)

Foreign exchange exposure impacting the income (in US$)	73,898	28,747
Foreign exchange exposure impacting the shareholders' equity (in US$)	(51,421)	(115,580)

Foreign exchange exposure (in US$)	22,477	(86,833)

The Company's net foreign exchange exposure as of March 31, 2014 corresponds to a liability amounting to US$22,477. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$73,898, which variations are recorded in statement of income and (ii) a liability totaling US$51,421, which variation are recognized in comprehensive income. On March 31, 2014, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live pork, which are some of the individual components of production cost.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of pork acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

During the three month period ended March 31, 2014, the Company utilized derivative instruments to mitigate the exposure to live cattle price variation. The contracts are recorded at their fair value through the statement of income, as financial result.

On March 31, 2014, the Company has not held any position in the BM&F.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises. In addition, is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company monitors debt levels and net debt, which are shown below:

	BR GAAP and IFRS
	Consolidated
	03.31.14			12.31.13
	Current	Non-current	Total	Total
Foreign currency debt	(242,988)	(5,662,153)	(5,905,141)	(6,108,727)
Local currency debt	(2,447,777)	(1,574,758)	(4,022,535)	(4,072,463)
Other financial liabilities	(130,070)	-	(130,070)	(357,182)
Gross debt	(2,820,835)	(7,236,911)	(10,057,746)	(10,538,372)

Marketable securities and cash and cash equivalents	3,856,684	57,358	3,914,042	3,643,285
Other financial assets	50,531	-	50,531	11,572
Restricted cash	-	103,561	103,561	99,212
Net debt	1,086,380	(7,075,992)	(5,989,612)	(6,784,303)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As permitted by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Options;

•         Fixed exchange rate;

•         Export prepayments – PPEs; and

•         Senior unsecured notes – Bonds

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are as follows:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14					12.31.13
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Designated as hedge accounting
NDF - Dólar	Currency	USD	230,378	8,258	190,000	(21,349)
NDF - Euro	Currency	EUR	82,500	3,434	106,800	(25,193)
NDF - Libra	Currency	GBP	24,500	(1,156)	33,000	(12,088)
Currency swap - US$	Currency	BRL	250,000	(48,504)	572,990	(203,924)
interest rate - US$	Interest	USD	200,000	(26,583)	200,000	(33,187)
Fixed exchange rate - US$	Currency	USD	145,000	11,816	160,000	(10,429)
Options (Collar) - US$	Currency	USD	119,000	11,659	120,000	(287)
Total in Parent company				(41,076)		(306,457)
interest rate - US$	Interest	USD	200,000	(33,803)	200,000	(38,754)
Total Consolidated				(74,879)		(345,211)

Not designated as hedge accounting
Currency swap - US$	Currency	BRL	11,194	(4,451)	13,992	(6,104)
interest rate - R$	Interest	BRL	267,380	(166)	267,380	510
interest rate - R$	Interest	BRL	50,000	152	50,000	80
Options	Live cattle	BRL	-	-	6,650	(154)
NDF	Live cattle	BRL	-	-	3,296	(484)
Future - BMF	Live cattle	BRL	-	-	4,400	18
Future - BMF	Currency	USD	225,000	505	205,000	3,247
Total in Parent company				(3,960)		(2,887)
NDF - Euro	Currency	EUR	150,000	(597)	150,000	2,715
NDF - Libra	Currency	GBP	15,000	(103)	15,000	(227)
Total Consolidated				(4,660)		(399)

Total in Parent company				(45,036)		(309,344)
Total Consolidated				(79,539)		(345,610)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&F.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

The position of the outstanding non-deliverable forward – NDF by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as hedge accounting
April 2014	44,464	2.1396	(5,776)	11,500	2.9577	(1,917)	3,500	3.4718	(1,085)
May 2014	49,914	2.2664	(1,165)	13,000	3.1111	(537)	3,500	3.5797	(809)
June 2014	28,000	2.4017	2,561	14,000	3.2053	335	3,500	3.7152	(455)
July 2014	27,000	2.4653	3,685	11,000	3.3257	1,307	3,000	3.8463	(86)
August 2014	30,000	2.4770	3,776	9,000	3.3594	1,080	3,000	4.0105	295
September 2014	20,000	2.4858	2,325	8,000	3.3920	1,013	2,500	4.0628	295
October 2014	31,000	2.4824	2,852	7,000	3.4180	871	2,500	4.0946	293
November 2014	-	-	-	6,000	3.4759	884	2,000	4.1388	248
December 2014	-	-	-	3,000	3.4884	398	1,000	4.1966	148
	230,378	2.3572	8,258	82,500	3.2549	3,434	24,500	3.8417	(1,156)

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
	EUR x USD			GBP x USD
Maturities	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments not designated as hedge accounting
June 2014	150.000	1,3754	(597)	15.000	1,6607	(103)
	150.000	1,3754	(597)	15.000	1,6607	(103)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

BR GAAP
03.31.14
				Parent company		Consolidated
Instrument	Maturity date	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as hedge accounting

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100.000	(14.001)	100.000	(14.001)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100.000	(12.582)	100.000	(12.582)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100.000	(17.002)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100.000	(16.801)
					(26.583)		(60.386)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250.000	(48.504)	250.000	(48.504)

					(75.087)		(108.890)

Financial instruments not designated as hedge accounting
Interest rate	05.22.18	R$ (Pre of 7.75% p.a.)	68.84% CDI	50.000	152	50.000	152
Interest rate	10.21.14	R$ (Pre of 8.10% p.a.)	78.30% CDI	126.533	(79)	126.533	(79)
Interest rate	10.21.14	R$ (Pre of 8.10% p.a.)	78.30% CDI	140.847	(87)	140.847	(87)
					(14)		(14)

Currency swap	03.16.15	R$ (Pre of 8.41% p.a.)	US$ - 0.20%	11.194	(4.451)	11.194	(4.451)

					(4.465)		(4.465)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

c.            Fixed exchange rate

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
R$ x US$
Maturities	Notional US$	Average US$	Fair value
April 2014	20.000	2,1652	(2.166)
May 2014	20.000	2,3065	271
June 2014	20.000	2,4252	2.233
July 2014	20.000	2,5067	3.438
August 2014	20.000	2,4793	2.489
September 2014	25.000	2,5052	3.256
October 2014	10.000	2,4559	641
November 2014	10.000	2,5845	1.654
	145.000	2,4186	11.816

d.            Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Put (Purchase)	From 01.2014 to 06.2014	119.000	2,3799	11.864
Call (Sale)	From 01.2014 to 06.2014	114.000	2,5366	(205)
				11.659

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
			03.31.14		12.31.13
Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Designated as hedge accounting

Export pre payment - PPE	Exchange	USD	300.000	678.900	300.000	702.780
Bonds	Exchange	USD	300.000	678.900	300.000	702.780

			600.000	1.357.800	600.000	1.405.560

(1)     Notional converted by the exchange rate in effect at period-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export pre payment - PPE	US$ (E.R.)	02.2017 to 02.2019	300.000	1,7796	678.900

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150.000	2,0213	339.450
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150.000	2,0387	339.450

			300.000	2,0300	678.900

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, is presented below:

	Shareholders' Equity
	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Financial instruments designated as hedge accounting
Foreign exchange risks	7.309	(172.402)	7.309	(172.402)
Interest risks	(25.606)	(30.525)	(58.259)	(64.911)
	(18.297)	(202.927)	(50.950)	(237.313)

Financial instruments not designated as hedge accounting
Foreign exchange risks	(214.920)	(262.680)	(214.920)	(262.680)
	(214.920)	(262.680)	(214.920)	(262.680)

Gross losses	(233.217)	(465.607)	(265.870)	(499.993)
Deferred taxes on losses	79.294	158.306	79.294	158.306
OCI recognized by subsidiaries	(32.653)	(34.386)	-	-
Losses, net of taxes	(186.576)	(341.687)	(186.576)	(341.687)

Rolforward	232.390	(277.268)	234.123	(260.066)
Taxes on adjustments of financial instruments	(79.012)	94.271	(79.012)	94.271
OCI recognized by subsidiaries	1.733	17.202	-	-
Impact on other comprehensive income	155.111	(165.795)	155.111	(165.795)

On March 31, 2014, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$92,783 (loss of R$133,671 as of December 31, 2013), composed by a net loss amounting to R$90,580 (loss of R$132,565 as of December 31, 2013) recorded as gross revenues and a net loss of R$2,203 (gain of R$1,106 as of December 31, 2013) recorded in the financial result gain or losses on derivative transaction.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	BR GAAP
	Parent company
	03.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	57.358	-	57.358
Restricted cash	-	-	-	103.561	-	103.561
Trade accounts receivable	3.760.778	-	-	-	-	3.760.778
Other credits	394.218	-	-	-	-	394.218
Other receivables	273.346	-	-	-	-	273.346
Fair value
Marketable securities	-	684	270.356	-	-	271.040

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3.489.317)	(3.489.317)
Loans and financing
Local currency	-	-	-	-	(4.022.535)	(4.022.535)
Foreign currency	-	-	-	-	(3.501.501)	(3.501.501)
Capital lease payable	-	-	-	-	(177.187)	(177.187)
	4.428.342	684	270.356	160.919	(11.190.540)	(6.330.239)

	BR GAAP
	Parent company
	12.31.13
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56.002	-	56.002
Restricted cash	-	-	-	99.212	-	99.212
Trade accounts receivable	3.993.114	-	-	-	-	3.993.114
Other credits	389.812	-	-	-	-	389.812
Other receivables	284.707	-	-	-	-	284.707
Fair value
Marketable securities	-	623	178.097	-	-	178.720

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3.378.029)	(3.378.029)
Loans and financing
Local currency	-	-	-	-	(4.072.463)	(4.072.463)
Foreign currency	-	-	-	-	(3.602.838)	(3.602.838)
Capital lease payable	-	-	-	-	(187.856)	(187.856)
	4.667.633	623	178.097	155.214	(11.241.186)	(6.239.619)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	03.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	57.358	-	57.358
Restricted cash	-	-	-	103.561	-	103.561
Trade accounts receivable	2.864.208	-	-	-	-	2.864.208
Other credits	497.224	-	-	-	-	497.224
Other receivables	273.346	-	-	-	-	273.346
Fair value
Marketable securities	-	272.038	271.292	-	-	543.330

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3.737.335)	(3.737.335)
Loans and financing
Local currency	-	-	-	-	(4.022.535)	(4.022.535)
Foreign currency	-	-	-	-	(5.905.141)	(5.905.141)
Capital lease payable	-	-	-	-	(177.960)	(177.960)
	3.634.778	272.038	271.292	160.919	(13.842.971)	(9.503.944)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56.002	-	56.002
Restricted cash	-	-	-	99.212	-	99.212
Trade accounts receivable	3.346.166	-	-	-	-	3.346.166
Other credits	502.682	-	-	-	-	502.682
Other receivables	284.707	-	-	-	-	284.707
Fair value
Marketable securities	-	280.373	179.195	-	-	459.568

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3.674.705)	(3.674.705)
Loans and financing
Local currency	-	-	-	-	(4.072.463)	(4.072.463)
Foreign currency	-	-	-	-	(6.108.727)	(6.108.727)
Capital lease payable	-	-	-	-	(188.839)	(188.839)
	4.133.555	280.373	179.195	155.214	(14.044.734)	(9.296.397)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation Nº 699/12 , which involves the following aspects:

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy.

	BR GAAP
	Parent company
	03.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	684	-	-	684
Held for trading
Bank deposit certificates	-	77.150	-	77.150
Financial treasury bills	193.206	-	-	193.206
Other financial assets
Derivatives designed as hedge	-	49.874	-	49.874
Derivatives not designated as hedge	-	657	-	657
	193.890	127.681	-	321.571
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge	-	(90.950)	-	(90.950)
Derivatives not designated as hedge	-	(4.617)	-	(4.617)
	-	(95.567)	-	(95.567)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	113.253	-	113.253
Financial treasury bills	64.844	-	-	64.844
Other financial assets
Derivatives designed as hedge	-	5.592	-	5.592
Derivatives not designated as hedge	-	3.265	-	3.265
	65.467	122.110	-	187.577
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge	-	(311.459)	-	(311.459)
Derivatives not designated as hedge	-	(6.742)	-	(6.742)
	-	(318.201)	-	(318.201)

	BR GAAP and IFRS
	Consolidated
	03.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	172.305	-	-	172.305
Brazilian foreign debt securities	99.049	-	-	99.049
Stocks	684	-	-	684
Held for trading
Bank deposit certificates	-	78.087	-	78.087
Financial treasury bills	193.205	-	-	193.205
Other financial assets
Derivatives designated as hedge	-	49.874	-	49.874
Derivatives not designated as hedge	-	657	-	657
	465.243	128.618	-	593.861
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	-	(124.753)	-	(124.753)
Derivatives not designated as hedge	-	(5.317)	-	(5.317)
	-	(130.070)	-	(130.070)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	173.969	-	-	173.969
Brazilian foreign debt securities	105.322	-	-	105.322
Exclusive investment funds	459	-	-	459
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	114.351	-	114.351
Financial treasury bills	64.844	-	-	64.844
Other financial assets
Derivatives designated as hedge	-	5.592	-	5.592
Derivatives not designated as hedge	-	5.980	-	5.980
	345.217	125.923	-	471.140
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	-	(350.213)	-	(350.213)
Derivatives not designated as hedge	-	(6.969)	-	(6.969)
	-	(357.182)	-	(357.182)

The following is a description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

•         Investments in Brazilian foreign debt securities, Financial Treasury Notes (“LFT”), financial investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         Derivative financial instruments are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value.

	BR GAAP and IFRS
	Parent company and Consolidated
		03.31.14		12.31.13
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(1.722.459)	(1.798.395)	(1.757.590)	(1.754.392)
BRF SA BRFSBZ3	2023	(1.049.969)	(1.031.785)	(1.076.223)	(915.169)
BRF SA BRFSBZ7	2018	(510.092)	(425.726)	(500.323)	(416.898)
Parent company		(3.282.520)	(3.255.906)	(3.334.136)	(3.086.459)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(1.425.056)	(1.637.091)	(1.501.982)	(1.654.926)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(511.504)	(566.234)	(520.609)	(574.900)
Quickfood bonds
Quickfood	2016	(110.621)	(110.621)	(54.586)	(54.586)
Consolidated		(5.329.701)	(5.569.852)	(5.411.313)	(5.370.871)

4.7.        Table of sensitivity analysis

The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that the current interest rate fluctuations do not affect significantly its financial results, since it opted to fix the exchange rate of a considerable portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as cash flow hedge and, therefore, their effectiveness is monitored through prospective and retrospective tests.

In the table presented below, 5 scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro and Brazilian Reais and Pounds Sterling, whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Parity - Brazilian Reais x U.S. Dollar		2,2630	2,0367	1,6973	2,8288	3,3945
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Fixed exchange rate (hedge accounting)	Devaluation of R$	44.262	129.210	256.632	(168.108)	(380.478)
Options - currencies	Devaluation of R$	13.913	40.843	81.237	(33.309)	(97.804)
Exports pre payments	Devaluation of R$	(145.020)	(77.130)	24.705	(314.745)	(484.470)
Bonds	Devaluation of R$	(69.900)	(2.010)	99.825	(239.625)	(409.350)
Swaps	Devaluation of R$	(28.983)	(1.085)	40.763	(98.729)	(168.475)
Exports	Appreciation of R$	(58.175)	(170.053)	(337.870)	201.416	478.282
Net of tax effect		(243.903)	(80.225)	165.292	(653.100)	(1.062.295)
Statement of income		-	-	-	-	-
Shareholders' equity		(243.903)	(80.225)	165.292	(653.100)	(1.062.295)

Parity - Brazilian Reais x Euro		3,1175	2,8058	2,3381	3,8969	4,6763
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Fixed exchange rate (hedge accounting)	Devaluation of R$	11.338	37.058	75.637	(52.960)	(117.258)
Exports	Appreciation of R$	(11.338)	(37.058)	(75.637)	52.960	117.258
Net of tax effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

Parity - Brazilian Reais x Pound Sterling		3,7733	3,3960	2,8300	4,7166	5,6600
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Fixed exchange rate (hedge accounting)	Devaluation of R$	1.675	10.920	24.787	(21.436)	(44.548)
Exports	Appreciation of R$	(1.675)	(10.920)	(24.787)	21.436	44.548
Net of tax effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

The segment information is prepared considering the following 4 reportable segments: domestic market, foreign market, dairy products and food service. The reportable segments identified primarily observe division by sales channel and the criteria was detailed in note 5 of the financial statements for the year ended December 31, 2013.

The net sales for each reportable operating segment are presented below:

	BR GAAP and IFRS
	Consolidated
Net sales	03.31.14	03.31.13
Domestic market
Poultry	401.731	392.893
Pork and beef	208.301	224.429
Processed products	1.685.196	1.586.039
Other processed products	688.450	643.322
Other	231.569	256.843
	3.215.247	3.103.526

Foreign market
Poultry	1.929.998	2.039.603
Pork and beef	441.384	436.088
Processed products	637.686	550.346
Other processed products	47.843	63.400
Other	10.092	3.299
	3.067.003	3.092.736

Dairy products
Milk	313.827	295.997
Dairy products and other beverages	342.071	351.603
	655.898	647.600

Food service
Poultry	98.816	84.010
Pork and beef	61.243	54.956
Processed products	203.314	194.036
Other processed products	30.576	32.032
Other	6.716	-
	400.665	365.034
	7.338.813	7.208.896

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The operating income for each reportable operating segment is presented below:

	BR GAAP and IFRS
	Consolidated
	03.31.14	03.31.13
Operating income
Domestic market	352.603	416.817
Foreign market	183.836	34.525
Dairy products	(10.910)	28.767
Food service	36.338	50.950
	561.867	531.059

No customer was individually or in aggregate responsible for more than 5% of net sales for the three month period ended March 31, 2014 and 2013.

Net export sales were originated in the segments of the foreign market, dairy products and food service, as set for below:

	BR GAAP and IFRS
	Consolidated
	03.31.14	03.31.13
Net export sales per market
Foreign market	3.067.003	3.092.736
Dairy products	2.081	-
Food service	61.824	46.689
	3.130.908	3.139.425

Net export sales by region are presented below:

	BR GAAP and IFRS
	Consolidated
	03.31.14	03.31.13
Net export sales per region
Menasa	1.302.391	1.332.766
Europe / Eurasia	709.800	677.230
Far East	699.531	608.501
Americas	419.186	520.928
	3.130.908	3.139.425

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, taking into account the nature of the products manufactured in each segment (cash-generating unit), as demonstrated below:

	BR GAAP and IFRS
	Consolidated
	Goodwill		Trademarks		Total
	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13
Domestic market	1.069.958	1.069.958	982.478	982.478	2.052.436	2.052.436
Foreign market	1.268.479	1.278.855	316.258	319.827	1.584.737	1.598.682
Dairy products	671.398	671.398	-	-	671.398	671.398
Food service	81.539	81.539	-	-	81.539	81.539
	3.091.374	3.101.750	1.298.736	1.302.305	4.390.110	4.404.055

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            CASH AND CASH EQUIVALENTS

		BR GAAP		BR GAAP and IFRS
	Average rate (% p.a.)	Parent company		Consolidated
		03.31.14	12.31.13	03.31.14	12.31.13
Cash and bank accounts
U.S. Dollar	-	11.458	18.472	806.647	582.898
Brazilian Reais	-	133.371	211.874	133.642	211.929
Euro	-	22.403	97.118	117.799	190.525
Other currencies	-	540	428	51.683	42.299
		167.772	327.892	1.109.771	1.027.651
Cash equivalents
In Brazilian Reais
Investment funds	8,07%	12.535	13.650	12.535	13.650
Bank deposit certificates	10,68%	445.737	462.365	525.248	529.959
		458.272	476.015	537.783	543.609
In U.S. Dollar
Term deposit (1)	0,33%	33.946	-	1.504.340	1.277.506
Overnight	0,05%	39.789	52.851	98.661	212.137
In Euro
Term deposit	0,60%	46.829	48.418	62.680	66.690
Other currencies
Term deposit	0,19%	-	-	119	122
		120.564	101.269	1.665.800	1.556.455
		746.608	905.176	3.313.354	3.127.715

(1)     Matures with various dates through July 14, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

7.            MARKETABLE SECURITIES

				Average interest rate (% p.a.)	BR GAAP		BR GAAP and IFRS
					Parent company		Consolidated
	WATM	(1)	Currency		03.31.14	12.31.13	03.31.14	12.31.13
Available for sale
Credit linked note	6,23		US$	3,78%	-	-	172.305	173.969
Brazilian foreign debt securities	2,13		US$	2,71%	-	-	99.049	105.322
Shares	-		R$	-	684	623	684	623
Exclusive investment funds	-		ARS	-	-	-	-	459
					684	623	272.038	280.373
Held for trading
Bank deposit certificates	3,70		R$	10,52%	77.150	113.253	78.087	114.351
Financial treasury bills	1,50		R$	10,65%	193.206	64.844	193.205	64.844
					270.356	178.097	271.292	179.195
Held to maturity
Financial treasury bills	3,49		R$	10,65%	57.358	56.002	57.358	56.002
					57.358	56.002	57.358	56.002
					328.398	234.722	600.688	515.570

Current					271.040	178.720	543.330	459.568
Non-current					57.358	56.002	57.358	56.002

(1)     Weighted average maturity in years.

There were no changes in the characteristics of marketable securities disclosed above, compared to the information disclosed in the financial statements for the year ended December 31, 2013 (note 7).

The unrealized loss by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$1,595 net of income tax of R$281 (gain of R$5,406 net of income tax of R$266 as of December 31, 2013).

Additionally, on March 31, 2014, of the total of marketable securities, R$192,694 (R$82,758 as of December 31, 2013)  were pledged as collateral for operations with future contracts denominated in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&F”).

On March 31, 2014, the maturities of the non-current marketable securities are as follows:

BR GAAP and IFRS
Maturities	Parent company and Consolidated
2017	57.358
57.358

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	BR GAAP		BR GAAP and IFRS
	Parent Company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Current
Domestic third parties	1.433.789	1.712.518	1.434.096	1.712.900
Domestic related parties	5.114	1.059	5.114	1.059
Foreign third parties	212.865	316.750	1.376.676	1.593.473
Foreign related parties	2.214.468	2.062.672	160.898	146.223
	3.866.236	4.092.999	2.976.784	3.453.655
( - ) Adjustment to present value	(7.232)	(11)	(7.232)	(11)
( - ) Estimated losses on doubtful accounts	(98.226)	(99.874)	(105.344)	(107.478)

	3.760.778	3.993.114	2.864.208	3.346.166

Current	3.753.177	3.985.424	2.856.516	3.338.355
Non-current	7.601	7.690	7.692	7.811

Other receivables
Notes receivable	408.552	403.934	514.162	520.216
( - ) Adjustment to present value	(422)	(175)	(3.026)	(3.587)
( - ) Estimated losses on doubtful accounts	(13.912)	(13.947)	(13.912)	(13.947)

	394.218	389.812	497.224	502.682

Current	88.037	83.743	136.512	149.007
Non-current	306.181	306.069	360.712	353.675

Credit notes are comprised mainly by receivables from the (i) disposal of Ana Rech city (RS) assets to JBS, of R$185,398, (ii) disposal of assets of Vila Anastácio, former headquarters of Sadia, of R$ 82,168 and (iii) disposal of various other assets and farms, in the amount of R$ 201,889.

The trade accounts receivable from related parties are disclosed in note 29 and refers to transactions with the associates UP! and Nutrifont in the domestic market and with the joint ventures Federal Foods and Rising Star in the foreign market.

The rollforward of allowance for doubtful accounts is presented below:

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Write-offs	Exchange rate variation	03.31.14
Estimated losses on doubtful accounts	99.874	20.956	(11.706)	(10.877)	(21)	98.226
	99.874	20.956	(11.706)	(10.877)	(21)	98.226

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Write-offs	Exchange rate variation	03.31.14
Estimated losses on doubtful accounts	107.478	23.158	(12.242)	(11.434)	(1.616)	105.344
	107.478	23.158	(12.242)	(11.434)	(1.616)	105.344

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The aging of trade accounts receivable is as follows:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Current	3.698.167	3.913.969	2.738.067	3.143.565
Overdue
01 to 60 days	56.475	50.559	118.327	169.744
61 to 90 days	18.647	33.172	20.372	35.996
91 to 120 days	5.881	3.357	6.704	4.105
121 to 180 days	3.693	6.903	4.994	8.716
181 to 360 days	1.362	3.430	2.934	4.705
More than 361 days	82.011	81.609	85.386	86.824
( - ) Adjustment to present value	(7.232)	(11)	(7.232)	(11)
( - ) Estimated losses on doubtful accounts	(98.226)	(99.874)	(105.344)	(107.478)
	3.760.778	3.993.114	2.864.208	3.346.166

9.            INVENTORIES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Finished goods	1.464.079	1.515.920	2.015.897	1.951.167
Goods for resale	18.070	26.038	18.084	26.038
Work in process	173.506	175.711	183.225	186.883
Raw materials	307.151	315.984	348.301	361.940
Packaging materials	77.762	80.905	93.267	100.150
Secondary materials	210.395	204.282	225.341	223.901
Spare parts	123.172	119.966	138.502	137.510
Goods in transit	-	27	6.327	104.896
Imports in transit	61.784	59.506	66.962	63.847
Advances to suppliers	13.019	11.158	13.019	11.158
(-) Provision for adjustment to realizable value	(12.210)	(30.663)	(12.464)	(31.590)
(-) Provision for deterioration	(8.435)	(10.795)	(14.945)	(19.064)
(-) Provision for obsolescense	(4.747)	(5.221)	(4.808)	(5.221)
(-) Adjustment to present value	(20.388)	-	(20.388)	-
	2.403.158	2.462.818	3.056.320	3.111.615

The write-offs of products sold from inventories to cost of sales during the three month period ended March 31, 2014 totaled R$5,152,462 in the parent company and R$5,446,096 in the consolidated (R$5,259,326 in the parent company and R$5,512,051 in the consolidated as of March 31, 2013). Such amounts include the additions and reversals of inventory provisions presented in the table below:

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Write-offs	03.31.14
Provision for adjustment to realizable value	(30.663)	(3.674)	22.127	-	(12.210)
Provision for deterioration	(10.795)	(2.448)	-	4.808	(8.435)
Provision for obsolescence	(5.221)	(135)	-	609	(4.747)
	(46.679)	(6.257)	22.127	5.417	(25.392)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Write-offs	Exchange rate variation	03.31.14
Provision for adjustment to realizable value	(31.590)	(3.029)	35.291	-	(13.136)	(12.464)
Provision for deterioration	(19.064)	(2.448)	-	8.262	(1.695)	(14.945)
Provision for obsolescence	(5.221)	(196)	-	609	-	(4.808)
	(55.875)	(5.673)	35.291	8.871	(14.831)	(32.217)

Management expects inventories to be recovered in a period of less than 12 months.

On March 31, 2014, inventory items of R$40,000 (R$50,000 as of December 31, 2013) were pledged as collateral for rural credit operations.

10.         BIOLOGICAL ASSETS

The biological assets of the Company are substantially represented by living animals which are segregated by the categories: poultry, pork and cattle. In addition, these categories are separated into consumable and for production.

In the Management’s opinion, the fair value of the biological assets is substantially represented by their cost, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in-natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared in 2013 by an independent appraiser, which shows a non-significant difference between the fair value and the cost of biological assets. Therefore, they were measured at weighted average cost.

During the three month period ended March 31, 2014, Management did not identify any event that could impact the business model or the assumptions utilized in the analysis performed in 2013.

The balance of live animals and forests segregated in current and non-current assets are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13

Live animals	1.196.362	1.198.361	1.203.385	1.205.851
Total current	1.196.362	1.198.361	1.203.385	1.205.851

Live animals	444.173	446.106	444.581	446.106
Florests	121.691	122.872	121.691	122.872
Total non-current	565.864	568.978	566.272	568.978
	1.762.226	1.767.339	1.769.657	1.774.829

The quantities and balances per category of biological assets are presented below:

	BR GAAP
	Parent company
	03.31.14		12.31.13
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	172.279	512.351	180.316	524.189
Immature pork	3.389	616.361	3.332	586.463
Immature cattle	59	67.650	73	87.709
Total current	175.727	1.196.362	183.721	1.198.361

Production biological assets
Immature poultry	6.657	90.799	6.526	87.391
Mature poultry	10.799	148.801	11.606	156.863
Immature pork	171	40.140	160	38.699
Mature pork	373	164.235	377	163.005
Immature cattle	-	38	-	60
Mature cattle	-	160	-	88
Total non-current	18.000	444.173	18.669	446.106
	193.727	1.640.535	202.390	1.644.467

	BR GAAP and IFRS
	Consolidated
	03.31.14		12.31.13
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	175.272	519.374	187.946	531.679
Immature pork	3.389	616.361	3.332	586.463
Immature cattle	59	67.650	73	87.709
Total current	178.720	1.203.385	191.351	1.205.851

Production biological assets
Immature poultry	6.697	91.207	6.526	87.391
Mature poultry	10.799	148.801	11.606	156.863
Immature pork	171	40.140	160	38.699
Mature pork	373	164.235	377	163.005
Immature cattle	-	38	-	60
Mature cattle	-	160	-	88
Total non-current	18.040	444.581	18.669	446.106
	196.760	1.647.966	210.020	1.651.957

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The rollforward of live animals for the year is presented below:

	BR GAAP
	Parent company
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	524.189	586.463	87.709	1.198.361	244.254	201.704	148	446.106
Acquisition	32.981	265.747	32.730	331.458	7.101	28.836	-	35.937
Increase (decrease) due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	247.738	30.834	(2.559)	276.013	81.207	2.494	50	83.751
Depreciation / exhausted	-	-	-	-	(76.496)	(15.656)	-	(92.152)
Transfer between current ans non-current - matrices	16.466	13.003	-	29.469	(16.466)	(13.003)	-	(29.469)
Reduction slaugghter / harvest	(309.023)	(279.686)	(50.230)	(638.939)	-	-	-	-
Balance as of 03.31.14	512.351	616.361	67.650	1.196.362	239.600	204.375	198	444.173

	BR GAAP and IFRS
	Consolidated
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	531.679	586.463	87.709	1.205.851	244.254	201.704	148	446.106
Acquisition	32.981	265.747	32.730	331.458	7.540	28.836	-	36.376
Increase (decrease) due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	268.712	30.834	(2.559)	296.987	81.207	2.494	50	83.751
Depreciation / exhausted	-	-	-	-	(76.496)	(15.656)	-	(92.152)
Transfer between current ans non-current - matrices	16.466	13.003	-	29.469	(16.466)	(13.003)	-	(29.469)
Reduction slaugghter / harvest	(328.855)	(279.686)	(50.230)	(658.771)	-	-	-	-
Exchange rate variation	(1.609)	-	-	(1.609)	(31)	-	-	(31)
Balance as of 03.31.14	519.374	616.361	67.650	1.203.385	240.008	204.375	198	444.581

The breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

11.         RECOVERABLE TAXES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
State ICMS ("VAT")	1.006.761	977.506	1.092.405	1.017.279
PIS and COFINS ("Federal Taxes to Social Fund Programs")	451.696	507.782	451.752	507.866
Withholding income and social contribution tax	608.676	588.420	639.862	623.573
IPI ("Federal VAT")	59.871	60.295	59.871	60.295
Other	84.861	84.373	116.548	119.262
(-) Allowance for losses	(233.431)	(216.673)	(239.696)	(224.528)
	1.978.434	2.001.703	2.120.742	2.103.747

Current	1.205.011	1.211.084	1.337.576	1.302.939
Non-current	773.423	790.619	783.166	800.808

The rollforward of the allowance for losses is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13	Additions	03.31.14
State ICMS ("VAT")	(175.685)	(2.978)	(178.663)
Allowance for losses - Withholding income tax and social contribution	(8.550)	-	(8.550)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17.698)	(13.780)	(31.478)
IPI ("Federal VAT")	(14.740)	-	(14.740)
	(216.673)	(16.758)	(233.431)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Exchange rate variation	03.31.14
State ICMS ("VAT")	(175.686)	(2.978)	-	(178.664)
Allowance for losses - Withholding income tax and social contribution	(8.550)	(91)	-	(8.641)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17.698)	(13.780)	-	(31.478)
IPI ("Federal VAT")	(14.740)	-	-	(14.740)
Other	(7.854)	-	1.681	(6.173)
	(224.528)	(16.849)	1.681	(239.696)

12.         ASSETS HELD FOR SALE

	BR GAAP
	Parent company
	12.31.13	Transfers from property, plant and equipment	Disposals	03.31.14
Lands	56.058	19.597	(1.201)	74.454
Buildings and improvements	1.626	7.665	(671)	8.620
Machinery and equipment	3.338	532	-	3.870
Facilities	-	193	-	193
Furniture	-	82	-	82
Vehicles and aircraft	82	32	(23)	91
Forests	85.820	-	-	85.820
	146.924	28.101	(1.895)	173.130

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Transfers from property, plant and equipment	Disposals	Exchange rate variation	03.31.14
Lands	56.058	19.597	(1.201)	-	74.454
Buildings and improvements	1.626	7.665	(671)	-	8.620
Machinery and equipment	3.339	532	-	-	3.871
Facilities	-	193	-	-	193
Furniture	6	82	-	-	88
Vehicles and aircraft	2.099	32	(2.070)	29	90
Forests	85.820	-	-	-	85.820
	148.948	28.101	(3.942)	29	173.136

The result on disposal of assets classified as assets held for sale are recorded under other income (expenses), net (note 33).

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Assets
Tax loss carryforwards (corporate income tax)	723.788	688.177	759.836	732.149
Negative calculation basis (social contribution tax)	294.087	277.826	294.682	278.494

Assets temporary differences
Provisions for tax, civil and labor risk	147.126	146.696	151.472	150.534
Suspended collection taxes	74.666	70.239	74.666	70.239
Provision for estimated losses with doubtful accounts	11.736	14.958	12.670	16.136
Provision for property, plant and equipment losses	6.800	6.454	6.800	6.454
Provision for tax credits realization	76.460	70.762	77.847	70.762
Provision for other obligations	37.603	53.716	40.871	55.730
Employees' profit sharing	24.308	51.607	24.308	51.607
Provision for inventories	8.633	15.871	8.633	15.871
Employees' benefits plan	102.624	99.029	102.624	99.029
Business combination - Sadia	665.093	695.646	665.093	695.646
Unrealized losses on derivatives	-	83.606	-	83.606
Provision for losses - other debtors	4.299	3.969	4.299	3.969
Unrealized losses on fair value	18.996	20.917	18.996	20.917
Amortization of deferred assets	11.607	13.667	11.607	13.667
Other temporary differences	35.221	35.083	34.609	41.065
	2.248.565	2.348.223	2.294.531	2.405.875

Liabilities
Liabilities temporary differences
Business combination - Sadia and Quickfood	(757.806)	(763.121)	(883.926)	(894.121)
Difference between amortization of goodwill tax basis and goodwill accounting basis	(348.395)	(335.858)	(348.395)	(335.858)
Difference between tax basis and accounting basis on leases	(27.142)	(26.755)	(27.142)	(26.755)
Difference between tax depreciation rate and accounting depreciation rate	(489.952)	(468.378)	(489.950)	(468.378)
Other temporary differences	(5.260)	(8.236)	(12.760)	(15.086)
	(1.628.555)	(1.602.348)	(1.762.173)	(1.740.198)

Total deferred tax legally enforceable	620.010	745.875	532.358	665.677

Business combination - Dánica and Avex	-	-	(15.799)	(20.566)

Total deferred tax	620.010	745.875	516.559	645.111

(1)         The deferred tax asset on the business combination with Sadia was recognized on the difference of amortization between of goodwill tax basis and goodwill accounting basis. Deferred tax liabilities on the business combination with Sadia and Quickfood is substantially represented by the goodwill allocation in property, plant and equipment, trademarks and contingent liabilities.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$18,475 and R$18,294, respectively, (R$18,493 and R$18,312 as of December 31, 2013), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$6,265 (R$6,271 as of December 31, 2013).

On November 11, 2013, a Provisional Measure No. 627 was published which revokes the Transition Tax Regime (“RTT”) and introduce other measures, including: (i) amendments in Decree-Law No. 1,598/77 which deals with the corporate income tax as well as amending the relevant legislation to social contribution tax, (ii) provides that the amendment or adoption of accounting methods and criteria through administrative acts issued based on jurisdiction assigned by business law, which are subsequent to the publication of this Provisional Measure, there is no implication in the calculation of federal taxes until tax law regulates the subject; (iii) includes specific treatment on the potential taxation of profits or dividends; (iv) includes provisions concerning the calculation of interest on shareholders’ equity and (v) includes considerations on investments measured at equity method.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The requirements of the Provisional Measure are in force from 2015 onwards. Early adoption for 2014 may eliminate potential tax effects, especially related to payment of dividends and interest on shareholders’ equity that were effectively paid up to the date of publication of this Provisional Measure as well as equity accounting. The Company prepared an analysis of the Provisional Measure and concluded that given the legislation published so far, whether early adopted or not, would result in non-material adjustments in the Company's financial statements regarding RTT. However, changes to the transaction of profit earned abroad may result in increased tax burden of BRF. Management is awaiting the evolution and negotiations of the amendments to the text of the Provisional Measure in order to decide on its early adoption within the deadlines established by that tax rule.

13.2.       Estimated time of realization

Deferred tax arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as presented:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
2014	60.980	62.178
2015	76.407	77.503
2016	92.799	97.325
2017	108.886	113.117
2018	127.903	132.339
2019-2021	466.053	478.950
2022-2023	84.847	93.106
	1.017.875	1.054.518

The rollforward of deferred tax is presented:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13

Beginning balance	745,875	819,236	645,111	690,388
Deferred income tax recorded in the statement of income	(45,474)	(140,403)	(42,725)	(116,026)
Deferred income tax recorded in other comprehensive income	(80,391)	60,848	(80,376)	60,718
Business combination - Quickfood	-	-	1,280	9,356
Other	-	6,194	(6,731)	675
Ending balance	620,010	745,875	516,559	645,111

13.3.     Income and social contribution taxes reconciliation

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	03.31.13	03.31.14	03.31.13

Income before taxes	360,922	435,680	365,374	429,311
Nominal tax rate	34%	34%	34%	34%
Tax expense at nominal rate	(122,713)	(148,131)	(124,227)	(145,966)

Adjustments of taxes and contributions on:
Equity interest in income of affiliates	94,397	4,217	3,912	2,447
Exchange rate variation on foreign investments	(30,451)	(29,586)	(31,135)	(21,661)
Difference of tax rates on earnings from foreign subsidiaries	-	-	94,572	(4,094)
Investment grant	9,122	9,523	9,122	9,523
Estimated annual effective tax rate CPC 21	5,518	85,939	5,518	85,939
Other permanent differences	(1,347)	892	(3,690)	828
	(45,474)	(77,146)	(45,928)	(72,984)

Current income tax	-	(64,573)	(3,203)	(63,678)
Deferred income tax	(45,474)	(12,573)	(42,725)	(9,306)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	BR GAAP and IFRS
	Consolidated
	03.31.14	03.31.13
Accounting results of foreign subsidiaries	267,579	(42,456)
Current income taxes expense from foreign subsidiaries	(2,445)	1,124
Deferred income taxes benefit from foreign subsidiaries	2,550	4,149

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,399,658 as of March 31, 2014 (R$1,158,814 as of December 31, 2013).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Write-offs	Price index update	03.31.14
Tax	292,456	13,357	(868)	(135)	6,467	311,277
Labor	155,938	15,489	(2,807)	(6,277)	3,277	165,620
Civil, commercial and other	24,223	2,778	(29)	(565)	506	26,913
	472,617	31,624	(3,704)	(6,977)	10,250	503,810

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Write-offs	Price index update	Exchange rate variation	03.31.14
Tax	292,633	16,171	(868)	(2,936)	6,479	(13)	311,466
Labor	155,979	18,418	(2,888)	(7,515)	3,277	(130)	167,141
Civil, commercial and other	30,064	2,942	(4,575)	(565)	506	(864)	27,508
	478,676	37,531	(8,331)	(11,016)	10,262	(1,007)	506,115

15.         RESTRICTED CASH

			Average interest rate (p.a.)	BR GAAP		BR GAAP and IFRS
				Parent company		Consolidated
	Maturity	Currency		03.31.14	12.31.13	03.31.14	12.31.13

National treasury certificates	2020	R$	19.31%	103,561	99,212	103,561	99,212
				103,561	99,212	103,561	99,212

The national treasury certificates are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”), see note 19.

16.         INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

16.1.     Investments breakdown

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Investment in subsidiaries and affiliates	2,914,326	2,756,464	117,322	105,874
Goodwill Quickfood	445,190	447,429	-	-
Advance for future capital increase	100	100	-	-
Other investments	873	873	1,852	2,116
	3,360,489	3,204,866	119,174	107,990

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.2.     Summary financial information in of direct subsidiaries

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia GmbH (1)	Sadia International Ltd.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14	03.31.14
Current assets	38	74	170,893	2,672	-	6,037	190,884	21,025	-	1,063	77	120,691
Non-current assets	-	-	2,337,395	1,431	1,035	2,688	94,598	98,378	-	162,046	496,283	52,258
Current liabilities	-	(5)	(959)	(1,451)	-	(2,980)	(138,443)	(12,459)	-	(1,545)	(12,018)	(30,306)
Non-current liabilities	-	-	(98,698)	(20)	(206)	-	(109,767)	(17,018)	-	-	(499,485)	(2,300)
Shareholders' equity	(38)	(69)	(2,408,631)	(2,632)	(829)	(5,745)	(37,272)	(89,926)	-	(161,564)	15,143	(140,343)

Net revenues	-	-	1,949	1,357	-	-	206,337	2,804	-	-	-	-
Net income (loss)	(44)	(49)	290,756	(972)	(184)	181	(2,600)	(17,009)	-	(1,991)	(210)	2,300

	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
Current assets	81	123	118,881	4,588	-	6,037	184,492	27,600	-	1,252	101	125,731
Non-current assets	-	-	2,255,989	1,868	1,013	2,507	130,705	146,063	-	169,564	505,045	44,592
Current liabilities	-	(5)	(406)	(1,979)	-	(2,980)	(184,741)	(19,347)	-	(1,601)	(3,555)	(30,237)
Non-current liabilities	-	-	(175,557)	(60)	-	-	(79,157)	(21,166)	-	-	(517,054)	(2,025)
Shareholders' equity	(81)	(118)	(2,198,907)	(4,417)	(1,013)	(5,564)	(51,299)	(133,150)	-	(169,215)	15,463	(138,061)

Net revenues	-	-	5,190	8,449	-	10	832,083	37,470	54	-	-	-
Net income (loss)	(4)	2	(426,673)	(2,238)	(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	23,140

(1)     Merger of wholly-owned subsidiaries by BRF GmbH on March 31, 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.3.     Rollforward of the interest in subsidiaries and associates - Parent company

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH (1)	BRF Suínos do Sul Ltda.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia Internati-onal Ltd.	Sadia Overseas S.A. (1)	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimen-tos Ltda	Total
																		03.31.14	12.31.13
a) Capital share as of March 31, 2014
% of share	100.00%	100.00%	100.00%	99.00%	98.26%	100.00%	88.00%	90.05%	100.00%	100.00%	100.00%	100.00%	49.00%	50.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	445,362	1	100	100	100,000	5,463,850	36,469,606	33,717,308	900	50,000	14,249,459	27,664,086	20,000	-	-	1,000
Number of shares and membership interest held	6,963,854	445,362	1	50	98	100,000	4,808,188	32,841,224	33,717,308	900	50,000	14,249,459	13,555,402	10,000	-	-	500

b) Subsidiaries' information as of March 31, 2014
Capital stock	5,972	445	5,914	-	6,604	100	5,564	28,117	225,073	2,037	2	40,061	27,664	35,000	-	-	1
Shareholders' equity	38	69	2,408,631	-	2,632	829	5,745	37,272	89,926	161,564	(15,143)	140,343	30,716	35,907	-	-	72,641
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	-	198,931	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	-	246,259	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(44)	(49)	290,756	-	(972)	(184)	181	(2,600)	(17,009)	(1,991)	(210)	2,300	2,943	77	-	-	15,758

c) Balance of investments as of March 31, 2014
Balance of the investment in the beginning of the exercise	81	118	2,198,907	-	4,326	1,013	4,550	493,576	133,150	169,215	-	138,061	13,609	17,915	1,030	-	28,442	3,203,993	3,170,823
Equity pick-up	(44)	(49)	290,756	-	(955)	(184)	159	(2,341)	(17,009)	(1,991)	(210)	2,300	1,441	38	-	-	7,878	279,789	(306,866)
Premium related to Exchange Offer	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(78,340)
Unrealized profit in inventory	-	-	-	-	224	-	-	(142)	7	-	-	-	-	-	-	-	-	89	69
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	-	534	-	-	-	-	-	-	-	-	-	-	-	-	-	-	534	(2,977)
Goodwill	-	-	-	-	-	-	-	(2,239)	-	-	-	-	-	-	-	-	-	(2,239)	(10,139)
Exchange rate variation on foreign investments	-	-	(84,432)	-	-	-	-	-	-	(5,660)	529	-	-	-	-	-	-	(89,563)	412,519
Other comprehensive income	-	-	2,865	-	(1,019)	-	-	(10,162)	(26,223)	-	-	(18)	-	-	-	-	-	(34,557)	(44,715)
Capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	104,360
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(55,385)
Acquisition of Company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,889	-	1,889	1,030
Impairment losses for investments	-	-	-	-	-	-	-	-	-	-	(319)	-	-	-	-	-	-	(319)	13,614
Total	37	69	2,408,630	-	2,576	829	4,709	478,692	89,925	161,564	-	140,343	15,050	17,953	1,030	1,889	36,320	3,359,616	3,203,993

The gains resulting from exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling R$91,574 on March 31, 2014 (loss of R$63,709 as of March 31, 2013) are recognized as financial income or expenses in the statement of income.

On March 31, 2014, the subsidiaries do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.4.     Summary of financial information in associate and joint venture

	Associate									Joint Venture
	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Federal Foods		Rising Star
	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13
Current assets	18,446	16,342	1,165	4,633	-	-	-	51,811	42,902	135,447	152,319	43,655	46,663
Non-current assets	4,793	4,893	20,906	14,455	1,030	1,030	1,889	82	30	3,797	3,887	1,383	243
Current liabilities	(7,769)	(7,217)	(4,117)	(1,130)	-	-	-	(15,573)	(14,490)	(89,406)	(106,481)	(45,349)	(46,714)
Non-current liabilities	(419)	(410)	(1)	(43)	-	-	-	-	-	(4,759)	(5,026)	(59)	(12)
	15,051	13,608	17,953	17,915	1,030	1,030	1,889	36,320	28,442	45,079	44,699	(370)	180

	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Federal Foods		Rising Star
	03.31.14	03.31.13	03.31.14	03.31.13	03.31.14	03.31.13	03.31.14	03.31.14	03.31.13	03.31.14	03.31.13	03.31.14	03.31.13
Net revenues	13,418	10,791	-	-	-	-	-	23,474	22,495	85,257	27,613	137,416	102,519
Operational expenses	(2,909)	(1,870)	(5)	(2)	-	-	-	(4,606)	(3,578)	(12,350)	(3,579)	(2,610)	(1,558)
Net income (loss)	1,441	1,436	38	55	-	-	-	7,878	8,204	2,615	(907)	(469)	(1,388)

% of participation	49%	49%	50%	50%	33%	0%	33%	50%	50%	49%	49%	50%	50%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	BR GAAP
	Parent company
	Weighted average depreciation rate (% p.a.)	12.31.13	Additions	Disposals	Reversals	Transfers	Transfers to held for sale	03.31.14
Cost
Land	-	567,115	23	(204)	-	(1,346)	(19,597)	545,991
Buildings and improvements	-	5,250,780	-	(14,212)	-	87,322	(11,171)	5,312,719
Machinery and equipment	-	6,215,598	7,525	(38,551)	-	116,284	(3,198)	6,297,658
Facilities	-	1,538,825	-	(748)	-	15,821	(897)	1,553,001
Furniture	-	94,376	134	(1,466)	-	1,967	(292)	94,719
Vehicles and aircrafts	-	156,121	-	(1,269)	-	(65)	(84)	154,703
Construction in progress	-	647,081	147,172	-	-	(209,788)	-	584,465
Advances to suppliers	-	3,649	14,196	-	-	(16,665)	-	1,180
		14,473,545	169,050	(56,450)	-	(6,470)	(35,239)	14,544,436

Depreciation
Buildings and improvements	3.05	(1,341,344)	(36,754)	13,782	-	(2,552)	3,506	(1,363,362)
Machinery and equipment	5.84	(2,261,586)	(92,362)	20,524	-	(283)	2,666	(2,331,041)
Facilities	3.83	(423,821)	(15,769)	691	-	2,772	704	(435,423)
Furniture	8.00	(41,305)	(1,770)	891	-	(4)	210	(41,978)
Vehicles and aircrafts	14.62	(47,609)	(5,592)	597	-	75	52	(52,477)
		(4,115,665)	(152,247)	36,485	-	8	7,138	(4,224,281)
Provision for losses		(18,983)	-	-	42	-	-	(18,941)
		10,338,897	16,803	(19,965)	42	(6,462)	(28,101)	10,301,214

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	Weighted average depreciation rate (% p.a.)	12.31.13	Additions	Disposals	Reversals	Transfers	Transfers to held for sale	Exchange rate variation	03.31.14
Cost
Land	-	567,129	23	(204)	-	(1,346)	(19,597)	(4,550)	541,455
Buildings and improvements	-	5,414,069	12	(14,212)	-	87,322	(11,171)	(20,213)	5,455,807
Machinery and equipment	-	6,538,245	7,652	(38,775)	-	122,090	(3,198)	(35,675)	6,590,339
Facilities	-	1,573,355	28	(766)	-	15,928	(897)	(6,281)	1,581,367
Furniture	-	111,478	218	(1,509)	-	2,036	(292)	(1,641)	110,290
Vehicles and aircrafts	-	160,474	199	(1,690)	-	63	(84)	(548)	158,414
Construction in progress	-	798,372	191,222	-	-	(215,903)	-	(10,702)	762,989
Advances to suppliers	-	13,707	14,196	-	-	(16,569)	-	(4)	11,330
		15,176,829	213,550	(57,156)	-	(6,379)	(35,239)	(79,614)	15,211,991

Depreciation
Buildings and improvements	3.05	(1,348,171)	(38,263)	13,787	-	(2,551)	3,506	3,971	(1,367,721)
Machinery and equipment	5.84	(2,427,892)	(98,094)	20,541	-	(290)	2,666	20,117	(2,482,952)
Facilities	3.92	(459,156)	(16,133)	694	-	2,772	704	3,169	(467,950)
Furniture	8.03	(53,389)	(2,125)	891	-	2	210	1,204	(53,207)
Vehicles and aircrafts	14.83	(47,660)	(5,772)	806	-	75	52	428	(52,071)
		(4,336,268)	(160,387)	36,719	-	8	7,138	28,889	(4,423,901)
Provision for losses		(18,983)	-	-	42	-	-	-	(18,941)
		10,821,578	53,163	(20,437)	42	(6,371)	(28,101)	(50,725)	10,769,149

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company has fully depreciated items that are still in operation, which are set forth below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Cost
Buildings and improvements	111,529	110,626	123,679	122,939
Machinery and equipment	588,751	567,665	642,033	618,276
Facilities	75,822	75,265	75,852	75,294
Furniture	13,651	13,766	16,205	21,013
Vehicles and aircrafts	5,243	5,293	5,430	5,610
Others	27,322	28,202	31,651	28,202
	822,318	800,817	894,850	871,334

During three month period ended March 31, 2014, the Company capitalized interest in the amount of R$9,097 in the parent company and R$10,838 in the consolidated (R$11,937 in the parent company and R$11,937 in the consolidate as of March 31, 2013). The weighted average interest rate utilized to determine the capitalized amount was 5.62% in the parent company and 6.05% in the consolidate (7.98% in the parent company and 8.08% in the consolidate on March 31, 2013).

On March 31, 2014, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		BR GAAP and IFRS
		Parent company and Consolidated
		03.31.14	12.31.13
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Labor/Tax/Civil	317,354	330,823
Buildings and improvements	Financial/Labor/Tax/Civil	1,657,735	1,824,785
Machinery and equipment	Financial/Labor/Tax	2,004,686	2,054,899
Facilities	Financial/Labor/Tax	609,101	660,038
Furniture	Financial/Labor/Tax/Civil	18,523	19,906
Vehicles and aircrafts	Financial/Tax	1,223	1,591
Others	Financial/Labor/Tax/Civil	82,638	100,337
		4,691,260	4,992,379

The Company is not allowed to pledge these assets to other transactions or sell them.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

18.         INTANGIBLES

Intangible assets are comprised of the following items:

	BR GAAP
	Parent company
	Weighted average amortization rate (% p.a.)	Cost	Accumulated amortization	03.31.14	12.31.13
Goodwill	-	2,767,985	-	2,767,985	2,767,985
Outgrowers fidelization	12.50	12,712	(2,705)	10,007	10,150
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51	3,722	(998)	2,724	2,896
Software	20.00	293,325	(171,045)	122,280	130,108
		4,250,744	(174,748)	4,075,996	4,084,139

	BR GAAP and IFRS
	Consolidated
	Weighted average amortization rate (% p.a.)	Cost	Accumulated amortization	03.31.14	12.31.13
Non-compete agreement	2.44	294	(229)	65	124
Goodwill	-	3,091,374	-	3,091,374	3,101,750
Exclusivity agreement	100.00	391	(391)	-	-
Outgrowers fidelization	12.50	12,712	(2,704)	10,008	10,151
Trademarks	-	1,298,736	-	1,298,736	1,302,305
Patents	17.34	4,896	(1,822)	3,074	3,485
Customer relationship	7.71	175,882	(13,266)	162,616	168,066
Supplier relationship	42.00	9,180	(5,309)	3,871	5,629
Software	20.00	324,409	(174,839)	149,570	166,412
		4,917,874	(198,560)	4,719,314	4,757,922

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The intangible assets rollforward is set forth below:

	BR GAAP
	Parent company
	12.31.13	Additions	Disposals	Transfers	03.31.14
Cost:
Goodwill:	2,767,985	-	-	-	2,767,985
Ava	49,368	-	-	-	49,368
Batavia	133,163	-	-	-	133,163
Cotochés	39,590	-	-	-	39,590
Eleva Alimentos	1,273,324	-	-	-	1,273,324
Heloísa	33,461	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers fidelization	12,463	249	-	-	12,712
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Supplier relationship	135,000	-	(135,000)	-	-
Software	290,396	-	(42)	2,971	293,325
	4,382,566	249	(135,042)	2,971	4,250,744

Amortization:
Outgrowers fidelization	(2,313)	(392)	-	-	(2,705)
Patents	(826)	(172)	-	-	(998)
Supplier relationship	(135,000)	-	135,000	-	-
Software	(160,288)	(10,795)	42	(4)	(171,045)
	(298,427)	(11,359)	135,042	(4)	(174,748)
	4,084,139	(11,110)	-	2,967	4,075,996

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Disposals	Transfers	Exchange rate variation	03.31.14
Cost:
Goodwill:	3,101,750	-	-	-	(10,376)	3,091,374
Ava	49,368	-	-	-	-	49,368
Avex	32,819	-	-	-	(7,023)	25,796
Batavia	133,163	-	-	-	-	133,163
Cotochés	39,590	-	-	-	-	39,590
Dánica	8,354	-	-	-	(1,788)	6,566
Eleva Alimentos	1,273,324	-	-	-	-	1,273,324
Federal Foods	25,249	-	-	-	(852)	24,397
Heloísa	33,461	-	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	7,636
Plusfood	21,084	-	-	-	(713)	20,371
Quickfood	246,259	-	-	-	-	246,259
Sadia	1,214,036	-	-	-	-	1,214,036
Non-compete agreement	375	-	-	-	(81)	294
Exclusivity agreement	497	-	-	-	(106)	391
Outgrowers fidelization	12,463	249	-	-	-	12,712
Trademarks	1,302,305	-	-	-	(3,569)	1,298,736
Patents	5,546	3	(773)	-	120	4,896
Customer relationship	179,561	-	-	-	(3,679)	175,882
Supplier relationship	146,138	-	(135,000)	-	(1,958)	9,180
Software	329,340	14	(43)	2,880	(7,782)	324,409
	5,077,975	266	(135,816)	2,880	(27,431)	4,917,874

Amortization:
Non-compete agreement	(251)	(36)	-	-	58	(229)
Exclusivity agreement	(497)	-	-	-	106	(391)
Outgrowers fidelization	(2,312)	(392)	-	-	-	(2,704)
Patents	(2,061)	(182)	399	-	22	(1,822)
Customer relationship	(11,495)	(2,543)	-	-	772	(13,266)
Supplier relationship	(140,509)	(611)	135,000	-	811	(5,309)
Software	(162,928)	(12,471)	42	(4)	522	(174,839)
	(320,053)	(16,235)	135,441	(4)	2,291	(198,560)
	4,757,922	(15,969)	(375)	2,876	(25,140)	4,719,314

For the three month period ended March 31, 2014, Management did not identify any event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.         LOANS AND FINANCING

	BR GAAP
	Parent company
	Charges (% p.a.)	Weighted average interest rate (% p.a.)	WAMT (1)	Current	Non-current	03.31.14	12.31.13
Local currency

Working capital	5.50% (5.50% on 12.31.13)	5.50% (5.50% on 12.31.13)	0.5	1,129,526	-	1,129,526	1,210,328

Export credit facility	98.50% CDI / Fixed rate (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.47% (8.21% on 12.31.13)	0.7	994,661	-	994,661	914,119

Development bank credit lines	Fixed rate / TJLP + 2.55% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.53% (4.68% on 12.31.13)	1.8	248,102	568,271	816,373	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	4.2	13,695	496,397	510,092	500,322

Other secured debts and financial lease	8.27% (8.37% on 12.31.13)	8.27% (8.37% on 12.31.13)	3.8	61,065	280,539	341,604	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	12.15% (10.37% on 12.31.13)	6.2	714	206,111	206,825	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	2.10% (1.70% on 12.31.13)	17.3	14	23,440	23,454	12,682

				2,447,777	1,574,758	4,022,535	4,072,463

Foreign currency

Bonds	5.11% (5.11% on 12.31.13) + e.r. US$	5.11% (5.11% on 12.31.13) + e.r. US$	8.7	49,059	2,723,369	2,772,428	2,833,814

Export credit facility	LIBOR + 2.74% (LIBOR + 2.74% on 12.31.13) + e.r. US$	3.07% (3.13% on 12.31.13) + e.r. US$ and other currencies	4.1	-	667,843	667,843	695,552

Development bank credit lines	UMBNDES + 2.20% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.01% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.2	33,888	27,342	61,230	73,472

				82,947	3,418,554	3,501,501	3,602,838
				2,530,724	4,993,312	7,524,036	7,675,301

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	Charges (% p.a.)	Weighted average interest rate (% p.a.)	WAMT (1)	Current	Non-current	03.31.14	12.31.13
Local currency

Working capital	5.50% (5.50% on 12.31.13)	5.50% (5.50% on 12.31.13)	0.5	1,129,526	-	1,129,526	1,210,328

Export credit facility	98.50% CDI / Fixed rate (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.47% (8.21% on 12.31.13)	0.7	994,661	-	994,661	914,119

Development bank credit lines	Fixed rate / TJLP + 2.55% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.53% (4.68% on 12.31.13)	1.8	248,102	568,271	816,373	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	4.2	13,695	496,397	510,092	500,322

Other secured debts and financial lease	8.27% (8.37% on 12.31.13)	8.27% (8.37% on 12.31.13)	3.8	61,065	280,539	341,604	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	12.15% (10.37% on 12.31.13)	6.2	714	206,111	206,825	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	2.10% (1.70% on 12.31.13)	17.3	14	23,440	23,454	12,682

				2,447,777	1,574,758	4,022,535	4,072,463

Foreign currency

Bonds	6.47% (6.13% on 12.31.13) + e.r. US$ and ARS	6.47% (6.13% on 12.31.13) + e.r. US$ and ARS	7.1	92,331	4,727,278	4,819,609	4,910,991

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.13) + e.r. US$	3.01% (3.06% on 12.31.13) + e.r. US$	4.1	-	893,612	893,612	929,620

Working capital	Fixed rate + LIBOR + 4.75% (Fixed rate + LIBOR + 4.75% on 12.31.13) + e.r. US$ and ARS	26.95% (27.12% on 12.31.13) + e.r. US$ and ARS	0.1	109,101	4,964	114,065	173,216

Development bank credit lines	UMBNDES + 2.20% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.01% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.2	34,260	27,344	61,604	73,472

Other secured debts and financial lease	15.09% (15.08% on 12.31.13) + e.r. ARS	15.09% (15.08% on 12.31.13) + e.r. ARS	1.2	7,296	8,955	16,251	21,428

				242,988	5,662,153	5,905,141	6,108,727
				2,690,765	7,236,911	9,927,676	10,181,190

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered by the Company were detailed disclosed in note 19 of financial statements for the year ended December 31, 2013.

19.1      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	03.31.14	03.31.14
2014	1,823,968	1,968,108
2015	914,152	969,181
2016	252,723	314,350
2017	422,703	932,259
2018 onwards	4,110,490	5,743,778
	7,524,036	9,927,676

19.2      Guarantees

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Total of loans and financing	7,524,036	7,675,301	9,927,676	10,181,190
Mortgage guarantees	1,217,685	1,278,353	1,217,685	1,278,353
Related to FINEM-BNDES	761,110	817,340	761,110	817,340
Related to FNE-BNB	324,928	335,395	324,928	335,395
Related to tax incentives and other	131,647	125,618	131,647	125,618

Statutory lien on assets acquired with financing	16,228	26,755	16,257	26,783
Related to FINEM-BNDES	1,064	1,203	1,064	1,203
Related to financial lease	15,164	25,552	15,193	25,580

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on March 31, 2014 totaled R$58,285 (R$61,060 as of December 31, 2013).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers is to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of March 31, 2014 totaled R$357,582 (R$363,700 as of December 31, 2013).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

On March 31, 2014, the Company contracted bank guarantees in the amount of R$1,727,602 (R$1,707,162 as of December 31, 2013). The variation occurred during three month period ended March 31, 2014 is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.92% p.a. as of December 31, 2013).

19.3      Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements on the date of these financial statements are presented below:

BR GAAP and IFRS
Parent company and Consolidated
03.31.14
2014	2,548,001
2015	941,364
2016	459,786
2017	432,430
2018 onwards	1,063,622
5,445,203

During three month period ended March 31, 2014, the Company has not entered into any built-to-suit agreement.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

20.  TRADE ACCOUNTS PAYABLE

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Domestic suppliers
Third parties	3,123,156	3,025,005	3,123,171	3,028,458
Related parties	16,755	12,033	16,755	12,033
	3,139,911	3,037,038	3,139,926	3,040,491

Foreign suppliers
Third parties	373,101	339,387	621,833	634,135
Related parties	858	1,604	129	79
	373,959	340,991	621,962	634,214

(-) Adjustment to present value	(24,553)	-	(24,553)	-
	3,489,317	3,378,029	3,737,335	3,674,705

Accounts payable to suppliers are not subject to interest charges and are generally settled on average 59 days.

The information on accounts payable involving related parties is presented in note 29. In the consolidate, the trade accounts payable to related parties refer to transactions with associates UP! and Nutrifont in the domestic market and with the joint ventures Federal Foods and Rising Star in the foreign market.

21.    OTHER FINANCIAL ASSETS AND LIABILITIES

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	12.31.13	03.31.14	12.31.13
Derivative financial instruments
Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	24,028	801	24,028	801
Currency option contracts	11,864	2,683	11,864	2,683
Fixed exchange rate contracts	13,982	1,518	13,982	1,518
Exchange rate contracts currency (Swap)	-	590	-	590
	49,874	5,592	49,874	5,592

Liabilities
Non-deliverable forward (NDF)	(13,492)	(59,431)	(13,492)	(59,431)
Currency option contracts	(205)	(2,970)	(205)	(2,970)
Fixed exchange rate contracts	(2,166)	(11,947)	(2,166)	(11,947)
Exchange rate contracts currency (Swap)	(75,087)	(237,111)	(108,890)	(275,865)
	(90,950)	(311,459)	(124,753)	(350,213)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward (NDF)	-	-	-	2,715
Swap contracts	152	-	152	-
Dollar future contracts - BMF	505	3,247	505	3,247
Live cattle future contracts - BMF	-	18	-	18
	657	3,265	657	5,980

Liabilities
Non-deliverable forward (NDF)	-	-	(700)	(227)
Live cattle forward contracts	-	(484)	-	(484)
Live cattle option contracts	-	(154)	-	(154)
Exchange rate contracts currency (Swap)	(4,617)	(6,104)	(4,617)	(6,104)
	(4,617)	(6,742)	(5,317)	(6,969)

Current assets	50,531	8,857	50,531	11,572
Current liabilities	(95,567)	(318,201)	(130,070)	(357,182)

The collateral given in the transactions presented above are disclosed in note 7.

22.         LEASES

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1      Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	03.31.14	03.31.14
2014	56,413	56,666
2015	56,963	57,050
2016	50,073	50,153
2017	48,567	48,567
2018 onwards	181,600	181,600
	393,616	394,036

The payments of operating lease agreements recognized as expense in the three months period ended March 31, 2014 amounted to R$54,714 in the parent company and R$65,760 in consolidated (R$59,210 in the parent company and R$65,598 in the consolidated as of March 31, 2013).

22.2      Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings.

The Company controls the leased assets which are presented below:

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
	Weighted average interest rate (% p.a.) (1)	03.31.14	12.31.13	03.31.14	12.31.13
Cost
Machinery and equipment		74,592	75,475	82,308	86,512
Software		22,108	22,108	22,108	22,108
Vehicles		137,886	138,899	137,886	138,899
Buildings		110,396	113,732	110,396	113,732
		344,982	350,214	352,698	361,251

Accumulated depreciation
Machinery and equipment	18.69	(24,247)	(17,776)	(31,543)	(26,953)
Software	20.00	(10,019)	(8,914)	(10,019)	(8,914)
Vehicles	14.19	(41,805)	(36,996)	(41,805)	(36,996)
Buildings	15.43	(11,313)	(9,638)	(11,313)	(9,638)
		(87,384)	(73,324)	(94,680)	(82,501)
		257,598	276,890	258,018	278,750

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº645/10.

The minimum future payments required for these finance leases are demonstrated as follows:

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
	Weighted average interest rate (% p.a.) (1)	03.31.14	12.31.13	03.31.14	12.31.13
Cost
Machinery and equipment		74,592	75,475	82,308	86,512
Software		22,108	22,108	22,108	22,108
Vehicles		137,886	138,899	137,886	138,899
Buildings		110,396	113,732	110,396	113,732
		344,982	350,214	352,698	361,251

Accumulated depreciation
Machinery and equipment	18.69	(24,247)	(17,776)	(31,543)	(26,953)
Software	20.00	(10,019)	(8,914)	(10,019)	(8,914)
Vehicles	14.19	(41,805)	(36,996)	(41,805)	(36,996)
Buildings	15.43	(11,313)	(9,638)	(11,313)	(9,638)
		(87,384)	(73,324)	(94,680)	(82,501)
		257,598	276,890	258,018	278,750

(1)     Comprises the amount of R$15,277 related to financial lease of vehicles which are recorded as loans and financing.

(2)     Comprises the amount of R$15,787 related to financial lease of vehicles which are recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

23.         SHARE BASED PAYMENT

The rules for the stock options plan granted to company’s executive, were disclosed in the annual financial statements for the year ended December 31, 2013 (note 23) and has not changed during this period.

The breakdown of the outstanding granted options is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair Value of the option	Granting date	Updated IPCA
05/03/10	05/02/11	05/02/15	1,540,011	381,734	7.77	23.44	29.23
05/02/11	05/01/12	05/01/16	2,463,525	1,064,548	11.36	30.85	36.12
05/02/12	05/01/13	05/01/17	3,708,071	1,670,557	7.82	34.95	38.94
05/02/13	05/01/14	05/01/18	3,490,201	2,141,837	11.88	46.86	49.02
			11,201,808	5,258,676

(1)     Values expressed in Brazilian Reais.

The rollforward of the outstanding granted options for the three month period ended March 31, 2014 is presented as follows:

BR GAAP and IFRS
Consolidated

Quantity of outstanding options as of December 31, 2013	6,932,434
Exercised - grant of 2012	(381,082)
Exercised - grant of 2011	(168,624)
Exercised - grant of 2010	(114,966)
Cancelled
Grant of 2013	(610,716)
Grant of 2012	(297,775)
Grant of 2011	(100,595)
Quantity of outstanding options as of March 31, 2014	5,258,676

The weighted average exercise prices of the outstanding options is R$41.77 (forty one Brazilian Reais and seventy-seven cents), and the weighted average of the remaining contractual term is 38 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$77,146 (R$72,225 as of December 31, 2013). In the statement of income of three month period ended March 31, 2014 the amount recognized as expense was R$4,921 (R$4,220 as of March 31, 2013).

During three month period ended March 31, 2014, the Company’s executives exercised 664,672 shares, with an average price of R$36.20 (thirty six Brazilian Reais and twenty cents) totaling R$24,061. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$43.34 (forty three Brazilian Reais and thirty four cents), totaling R$28,808, recording a loss in the amount of R$4,746 as capital reserve.

The fair value of the stock options was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2013 (note 23). There is no change in the methodology adopted during the three month period ended March 31, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

24.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to its employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2013 (note 24) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

	BR GAAP and IFRS
	Parent company and Consolidated
	Liabilities
	03.31.14	12.31.13
Medical assistance	119,136	115,478
Penalty F.G.T.S. (3)	116,460	112,023
Reward for working time	43,022	41,421
Other	23,218	22,341
	301,836	291,263

Current	49,027	49,027
Non-current	252,809	242,236

(1)     F.G.T.S – Government Severance Indemnity Fund for Employees.

25.               PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

25.1Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Payments	Price index update	03.31.14
Tax	137,098	3,963	(3,619)	(310)	2,515	139,647
Labor	261,784	36,499	(14,717)	(30,305)	9,807	263,068
Civil, commercial and other	45,980	5,820	(1,515)	(8,414)	1,874	43,745
Contingent liabilities	543,205	-	(377)	-	-	542,828
	988,067	46,282	(20,228)	(39,029)	14,196	989,288

Current	233,435					224,843
Non-current	754,632					764,445

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Payments	Price index update	Exchange rate variation	03.31.14
Tax	141,478	4,734	(4,420)	(310)	2,515	(883)	143,114
Labor	276,128	40,561	(15,645)	(30,305)	9,807	(3,218)	277,328
Civil, commercial and other	48,257	5,820	(3,417)	(8,414)	1,874	(354)	43,766
Contingent liabilities	553,435	418	(377)	-	-	(2,217)	551,259
	1,019,298	51,533	(23,859)	(39,029)	14,196	(6,672)	1,015,467

Current	243,939						234,180
Non-current	775,359						781,287
25.2Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On March 31, 2014 the total amount of the possible contingencies was R$8,739,011 (R$8,433,843 as of December 31, 2013), from which R$551,259 (R$553,435 as of December 31, 2013) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, presented in the table of item 25.1. The main natures of these contingencies were properly disclosed in the annual financial statements for the year ended December 31, 2012 (note 25.2).

26.     SHAREHOLDERS’ EQUITY

26.1.    Capital stock

On March 31, 2014, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

26.2.    Interest on shareholders’ equity and dividends

On February 14, 2014 the payment of R$365,013 was made related to the interest on shareholders’ equity proposed by the Management on December 20, 2013 and approved in the Shareholders Ordinary Meeting on April 3, 2014.

26.3.    Breakdown of capital stock by nature

	BR GAAP and IFRS
	Consolidated
	03.31.14	12.31.13
Common shares	872,473,246	872,473,246
Treasury shares	(1,120,835)	(1,785,507)
Outstanding shares	871,352,411	870,687,739

26.4.    Rollforward of outstanding shares

	BR GAAP and IFRS
	Consolidated
		Quantity of outstanding of shares
	03.31.14	12.31.13
Shares at the beggining of the year	870,687,739	870,073,911
Purchase of treasury shares	-	(1,381,946)
Sale of treasury shares	664,672	1,995,774
Shares at the end of the year	871,352,411	870,687,739

26.5.    Rollforward of outstanding shares

The Company has 1,120,835 shares in treasury, with an average cost of R$43.34 (forty three Brazilian Reais and thirty four cents) per share, with a market value corresponding to R$50,774.

During three month period ended, the Company sold 664,672 treasury shares due to exercise of the stock options of the Company’s executives.

27.         EARNINGS PER SHARE

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Parent company
	03.31.14	03.31.13
Basic numerator
Net income for the exercise attributable to BRF shareholders	315,448	358,534

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	871,018,774	870,113,882
Net earnings per share basic - R$	0.36216	0.41205

Diluted numerator
Net income for the exercise attributable to BRF shareholders	315,448	358,534

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	871,018,774	870,113,882
Number of potential shares (stock options)	367,061	652,252
Weighted average number of outstanding shares - diluted	871,385,835	870,766,134
Net earnings per share diluted - R$	0.36201	0.41175

On March 31, 2014, from the total of 5,258,676 stock options outstanding (6,372,427 as of March 31, 2013) granted to executives of the Company, 2,141,837 options (all options were considered in the calculation as of March 31, 2013) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period (R$57.29 (fifty seven Brazilian Reais and twenty nine cents)) was higher than the average market price of the common shares during the period (R$48,85 (fourth eight Brazilian Reais and eighty five cents)), so that they did not cause any dilution effect.

28.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco, Mato Grosso and Bahia.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On three month period ended March 31, 2014, this incentive totaled R$26,829 (R$120,826 as of December 31, 2013) which was recorded in the reserve for tax incentives.

29.         RELATED PARTIES – PARENT COMPANY

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.1.     Transactions and balances

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14	12.31.13	03.31.14		12.31.13

Avex S.A.	4,349	4,049	-	-	-	-	(652)	(1,028)	-	-	25,468	25,423	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
Avipal S.A. Construtora e Incorporadora	-	-	5	5	-	-	-	-	-	-	-	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	1,234	1,277	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	-	62	-		-
BRF Global GmbH	2,091,767	1,898,754	-	-	-	-	-	(3)	-	-	-	-	(686,658)	(1)	(670,414)
Highline International Ltd.	-	-	-	-	(4,127)	(4,272)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	1,388	-	16	16	-	-	(4,031)	-	-	-	-	-	-		-
Nutrifont Alimentos S.A.	-	-	-	-	-	-	-	-	-	-	291	291	-		-
Perdigão Europe Ltd.	36,954	50,906	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	48,596	52,070	-	-	(8,695)	(8,057)	-	-	-	-	2,690	1,820	(1,292,201)	(1)	(1,340,352)
PSA Laboratório Veterinário Ltda.	-	-	2,980	2,980	-	-	-	-	100	100	-	-	-		(45)
Quickfood S.A.	7,135	3,404	-	-	-	-	-	-	-	-	-	-	(518)		-
Sadia Alimentos S.A.	11,432	14,721	-	-	-	-	-	(81)	-	-	-	-	-		-
Sadia Chile S.A.	14,045	24,125	-	-	-	-	(11)	(46)	-	-	-	-	-		-
Sadia Uruguai S.A.	2,280	3,144	-	-	-	-	(195)	(279)	-	-	-	-	-		-
UP! Alimentos Ltda.	3,726	1,059	-	-	-	-	(12,724)	(12,033)	-	-	-	3,590	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	30,103	30,103	-	-	-	-	-	-	6	6	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	11,499	-	-	-	-	-	(167)	-	-	-	-	(351,299)	(1)	(363,936)
	2,221,672	2,063,731	33,104	33,104	(12,822)	(12,329)	(17,613)	(13,637)	100	100	29,689	32,469	(2,330,714)		(2,374,785)

(1)     The amount corresponds to advances for export pre-payment.

	Revenue		Financial results, net		Purchases
	03.31.14	03.31.13	03.31.14	03.31.13	03.31.14	03.31.13

Avex S.A.	300	-	-	-	(2,435)	(2,198)
BRF Global GmbH	2,175,885	-	(5,313)	-	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	(1,068)	(1,619)
K & S Alimentos Ltda.	-	-	-	-	(31,067)	(22,432)
Perdigão Europe Ltd.	-	212,258	-	-	-	-
Perdigão International Ltd.	786	969,028	(14,914)	(17,190)	-	-
Quickfood S.A.	3,787	-	-	-	(3,143)	(2,286)
Sadia Alimentos S.A.	1,404	7,174	-	-	-	-
Sadia Chile S.A.	14,738	14,625	-	-	-	-
Sadia Uruguai S.A.	1,720	2,230	-	-	(87)	-
UP! Alimentos Ltda.	3,124	2,968	-	-	(41,721)	(40,233)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	1,078,366	(2,720)	(16,140)	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	(4,182)	-
	2,201,744	2,286,649	(22,947)	(33,330)	(83,703)	(68,768)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos Ltda, K&S, PP-BIO and Nutrifont, which are associates and Federal Foods and Rising Star which are joint ventures. During three month period ended March 31, 2014, the Galeazzi and Associates consulting firm, which BRF has no equity interest, provided advisory services for strategic management and organizational restructuring.

The Company settled the loan agreements with Instituto Perdigão de Sustentabilidade in three month period ended March 31, 2014.

The Company also recorded a liability in the amount of R$12,627 (R$13,228 as of December 31, 2013) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of March 31, 2014 the Company recorded a payable to this entity of R$45,658 included in other liabilities (R$47,832 as of December 31, 2013).

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transaction which corresponding balances is above R$10,000 at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	03.31.14

BFF International Ltd.	Perdigão International Ltd.	US$	953,261	8.0%
BRF GmbH	BRF Global GmbH	US$	818,663	1.1%
Sadia Overseas Ltd.	Wellax Food Comércio	US$	496,283	7.0%
BFF International Ltd.	Wellax Food Comércio	US$	301,667	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	137,907	1.5%
BRF GmbH	Plusfood Holland B.V.	EUR	113,812	3.0%
Plusfood Holland B.V.	Plusfood B.V.	EUR	72,520	3.0%
BRF GmbH	BRF Foods LLC	US$	41,143	2.5%
Quickfood S.A.	Avex S.A.	AR$	36,079	26.8%
Wellax Food Comércio	BRF GmbH	EUR	24,679	1.5%
Sadia Alimentos S.A.	Avex S.A.	AR$	14,004	24.0%
BRF GmbH	BRF Global GmbH	EUR	12,643	1.5%
Plusfood Holland B.V.	BRF GmbH	EUR	12,322	1.5%

29.2.    Other Related Parties

The Company leased properties owned by FAF. For the three month period ended March 31, 2014, the total amount paid as rent was R$1,557 (R$1,571 as of March 31, 2013). The rent value was set based on market conditions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.3.    Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.2.

29.4.    Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On March 31, 2013, there were 22 professionals (24 professionals as of December 31, 2013).

The total remuneration and benefits paid to these professionals are demonstrated below:

	BR GAAP and IFRS
	Consolidated
	03.31.14	03.31.13
Salary and profit sharing	14,888	3,918
Short term benefits of employees (1)	273	339
Private pension	76	-
Post-employment benefits	40	37
Termination benefits	7,106	607
Stock-based payment	1,566	1,865
	23,949	6,766

(1)     Comprises:  Medical assistance, educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

30.         NET SALES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	03.31.13	03.31.14	03.31.13
Gross sales
Domestic sales	3,873,786	3,754,690	3,873,786	3,757,495
Foreign sales	2,344,920	2,691,913	3,176,239	3,228,979
Dairy products	772,591	764,974	773,964	764,974
Food service	432,923	401,929	458,217	417,314
	7,424,220	7,613,506	8,282,206	8,168,762

Sales deductions
Domestic sales	(658,539)	(653,728)	(658,539)	(653,969)
Foreign sales	(24,660)	(24,057)	(109,236)	(136,243)
Dairy products	(118,002)	(117,374)	(118,066)	(117,374)
Food service	(53,644)	(48,658)	(57,552)	(52,280)
	(854,845)	(843,817)	(943,393)	(959,866)

Net sales
Domestic sales	3,215,247	3,100,962	3,215,247	3,103,526
Foreign sales	2,320,260	2,667,856	3,067,003	3,092,736
Dairy products	654,589	647,600	655,898	647,600
Food service	379,279	353,271	400,665	365,034
	6,569,375	6,769,689	7,338,813	7,208,896

31.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred in the statement of income and amounted to R$13,799 in the parent company and consolidated for three month period ended March 31, 2014 (R$8,521 in the parent company and R$10,305 in consolidated as of March 31, 2013).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

32.         EXPENSES WITH EMPLOYEE REMUNERATION

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	03.31.13	03.31.14	03.31.13
Salaries and social charges	655,449	636,529	726,546	719,212
Social security cost	75,541	82,221	91,007	86,636
Government severance indemnity fund for employees, guarantee fund for length of service	50,180	48,921	51,475	49,174
Medical assistance and ambulatory care	31,794	27,505	33,770	28,777
Retirement supplementary plan	3,588	3,759	4,087	3,872
Employees profit sharing	38,366	30,895	46,453	34,662
Others	139,499	134,608	149,620	141,476
Provision for labor risks	27,792	28,194	28,752	28,191
	1,022,209	992,632	1,131,710	1,092,000

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	03.31.13	03.31.14	03.31.13
Income
Net income from the disposal of property, plant and equipment	5,520	-	7,961	-
Provision reversal	6,317	8,167	6,317	8,167
Recovery of expenses	3,459	941	3,784	5,538
Insurance proceeds	2,437	5,476	2,464	5,711
Employees benefits	-	9,192	-	9,192
Other (1)	29,987	2,049	30,669	3,220
	47,720	25,825	51,195	31,828

Expenses
Employees profit sharing	(38,366)	(30,895)	(46,401)	(34,662)
Restructuring plan (2)	(35,592)	-	(46,013)	-
Other employees benefits	(14,628)	(8,553)	(14,628)	(8,553)
Insurance claims costs	(13,363)	(8,216)	(13,363)	(8,393)
Idleness costs (3)	(6,791)	(18,957)	(10,173)	(18,964)
Stock options plan	(4,921)	(4,220)	(4,921)	(4,220)
Provision for tax risks	(3,317)	(2,551)	(3,431)	(1,399)
Management profit sharing	(2,907)	(3,918)	(2,907)	(3,918)
Provision for civil and labor risks	(1,499)	(2,365)	(1,912)	(2,365)
Net losses from the disposal of property, plant and equipment	-	(4,711)	-	(5,648)
Other (4)	(31,513)	(4,893)	(35,990)	(12,054)
	(152,897)	(89,279)	(179,739)	(100,176)
	(105,177)	(63,454)	(128,544)	(68,348)

(1)     Includes amount of R$24,153 relating to success in the lawsuit of compulsory loan of Eletrobrás.

(2)     Includes the amount arising from administrative structure review and acceleration program of new business, based on the Growth Acceleration Plan, approved on August 13, 2013 in the Board of Directors Extraordinary Meeting.

(3)     Includes depreciation expense in the amount of R$4,354 and R$10,025 for the three month period ended March 31, 2014 and 2013, respectively.

(4)     Includes amount of R$ 4,757 relating to success fee in the lawsuit of compulsory loan of Eletrobrás.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

34.         FINANCIAL INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	03.31.14	03.31.13	03.31.14	03.31.13
Financial income
Exchange rate variation on liabilities	94,032	32,832	84,693	26,366
Gains on the translation of foreign investments	-	-	79,497	74,818
Exchange rate variation on loans and financing	79,518	21,800	78,450	19,854
Interest on assets	51,071	19,807	52,455	22,361
Interest on cash and cash equivalents	12,185	5,128	16,286	5,840
Interests on financial assets classified as	12,110	8,148	14,140	12,538
Held for trading	6,345	3,747	6,432	3,939
Held to maturity	5,704	4,401	5,704	5,457
Available for sale	61	-	2,004	3,142
Financial income on accounts payable	-	12,275	-	12,275
Exchange rate variation on assets	-	-	-	10,686
Exchange rate variation on marketable securities	-	-	-	6,610
Others	4,493	9,417	5,037	11,201
	253,409	109,407	330,558	202,549

Financial expenses
Losses on the translation of foreign investments	-	-	(171,071)	(138,527)
Interest on loans and financing	(107,302)	(84,969)	(150,990)	(128,081)
Exchange rate variation on assets	(73,555)	(8,844)	(53,857)	-
Losses on derivative transactions	(42,548)	(5,369)	(47,476)	(3,529)
Adjustment to present value	(34,083)	-	(32,380)	-
Interest on liabilities	(23,077)	(18,608)	(25,453)	(26,252)
Financial expenses on accounts payable	(15,756)	-	(15,756)	-
Interest expenses on loans to related parties	(22,674)	(33,038)	-	-
Others	(8,566)	(5,112)	(30,068)	(7,908)
	(327,561)	(155,940)	(527,051)	(304,297)
	(74,152)	(46,533)	(196,493)	(101,748)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	12.31.13	03.31.13	12.31.13	03.31.13
Costs of sales
Costs of goods	3,706,794	3,834,794	3,917,900	4,022,610
Depreciation	254,009	221,773	260,984	226,935
Amortization	586	1,839	595	3,244
Salaries and employees benefits	689,929	676,381	742,640	729,999
Others	501,144	524,539	523,977	529,263
	5,152,462	5,259,326	5,446,096	5,512,051

Sales expenses
Depreciation	15,284	10,987	15,648	12,297
Amortization	1,044	288	1,300	588
Salaries and employees benefits	214,338	207,029	249,220	237,381
Indirect/Direct logistics expenses	452,724	385,846	503,671	491,363
Others	304,200	220,050	342,087	260,245
	987,590	824,200	1,111,926	1,001,874

Administrative expenses
Depreciation	2,270	2,534	2,800	4,576
Amortization	9,729	10,258	14,340	12,856
Salaries and employees benefits	51,784	50,133	64,645	61,767
Fees	7,003	5,254	7,077	5,254
Others	6,362	(2,296)	13,024	18,511
	77,148	65,883	101,886	102,964

Other operating expenses (1)
Depreciation	6,978	10,024	7,249	10,025
Others	145,919	79,255	172,490	90,151
	152,897	89,279	179,739	100,176

(1)     The composition of other operating expenses is disclosed in note 33.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

36.         INSURANCE COVERAGE - CONSOLIDATED

The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.

		03.31.14
Assets covered	Coverage	Insured amounts	Amount of coverage

Inventories and property, plant and equipment	Fire, lightning, explosion, windstorm, deterioration of refrigerated products, breakdown of machinery, loss of profit and other	27,296,437	1,910,342

Garantee	Judicial, traditional and customer garantees	1,574,898	1,574,898

National transport	Road risk and civil liability of cargo carrier	20,322,935	208,543

International transport	Transport risk during imports and exports	12,278,614	1,078,339

General civil liability for directors and officers	Third party complaints	32,794,227	3,179,635

Credit	Customer default	294,291	274,095

37.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 32 – Offsetting Financial Assets and Financial Liabilities (Review of IAS 32)

These reviews clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts" and the criteria that would cause the non-simultaneous settlement mechanisms of clearing houses to be qualified for offsetting. The company analyzed this standard and there is any impact in this quarterly information.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting (Review of IAS 39)

This review eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria. The company analyzed this standard and there is any impact in this quarterly information.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations in its financial statements, except for income taxes. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. The company analyzed this standard and there is any impact in this quarterly information.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

38.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

In October 2010, the IASB revised IFRS 9. The change of this standard addresses the first stage of the project of replacement of IAS 39 – Financial Instruments. The date of application of this standard was extended to January 1, 2015. The Company is evaluating the impacts of adopting this accounting pronouncement in its consolidated financial statements.

39.         SUBSEQUENT EVENTS

39.1.     Acquisition of share equity of Federal Foods Limited (“Federal Foods”)

On January 16, 2013, the Company announced that it had completed the acquisition of 49% of the share equity of Federal Foods Limited (“Federal Foods”), a privately-held company headquartered in Abu Dhabi, in the United Arab Emirates (“UAE”), becoming the owner of 60% of the economic rights of that company, under to the shareholders’ agreement signed between the parties.

On February 17, 2014, the Company announced that it had signed a binding offer with Al Nowais Investments for, among other provisions acquiring, through its subsidiary in Austria, the remaining economic rights of Federal Foods, in accordance with the limits stipulated by law and customary practice in the UAE.

On April 09, 2014, the Company announced the completion of this acquisition for a total amount of US$27,809. Nowais Investments will remain acting as the local partner of BRF in Federal Foods and others opportunities in the UAE.

Federal Foods is the food distribution leader in the UAE, covering a broad scope of clients from retail, food service and wholesale. It has been the distributor of Sadia products in the UAE for over 20 years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Financial Information – March 31, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

40.         APPROVAL OF THE QUARTERLY FINANCIAL STATEMENTS

The quarterly financial information were approved by the Board of Directors on April 29, 2014.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Sérgio Ricardo Silva Rosa
Board Member	Carlos Fernando da Costa
Independent Member	Eduardo Silveira Mufarej
Independent Member	José Carlos Reis de Magalhães Neto
Board Member	Luis Carlos Fernandes Afonso
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Paulo Assunção de Sousa
Independent Member	Walter Fontana Filho

FISCAL COUNCIL
Chairman and Financial Specialist	Attilio Guaspari
Members	Decio Magno Andrade Stochiero
Members	Susana Hanna Stiphan Jabra

AUDIT COMITTEE
Committee Coordinator	Sérgio Ricardo Silva Rosa
Members	Walter Fontana Filho
Members	Fernando Maida Dall Acqua

BOARD OF EXECUTIVE OFFICERS
Chief Executive Officer Global	Cláudio Eugênio Sttiller Galeazzi
Chief Executive Officer Brazil	Sérgio Carvalho Mandin Fonseca
Chief Executive Officer International	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Food Service	Ely David Mizrahi
Vice President of Administration and Human Resources	Gilberto Antônio Orsato
Vice President of Integrated Planning and Management Hélio Rubens
Control
Vice President of Marketing and Innovation	Sylvia de Souza Leão Wanderley

On April 3, 2014, were elected members of the Fiscal Council and approved the constitution of Statutory Audit Committee composed of independent member.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant - CRC 1SP 257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

Breakdown of the Capital by Owner

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below (not reviewed):

		03.31.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Major shareholders
Caixa de Previd. dos Func. Do Banco do Brasil (1)	107,284,152	12.29	106,946,152	12.26
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	105,530,869	12.10
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	42,485,045	4.87	42,485,050	4.87
Fundação Vale do Rio Doce de Seg. Social - Valia (1)	14,729,957	1.69	21,432,909	2.46
Fundação Sistel de Seguridade Social (1)	9,343,120	1.07	9,409,120	1.08
FAPES/BNDES	1,085,804	0.12	2,520,304	0.29
Management
Board of Directors	33,235,886	3.81	64,909,594	7.44
Executives	72,152	0.01	94,962	0.01
Treasury shares	1,120,835	0.13	1,785,507	0.20
Other	466,056,341	53.42	448,691,689	51.42
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock is presented below (not reviewed):

		03.31.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Caixa de Previd. dos Func. Do Banco do Brasil (1)	107,284,152	12.30	106,946,152	12.26
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	105,530,869	12.10
Tarpon	91,529,085	10.49	68,667,090	7.87
	304,344,106	34.89	281,144,111	32.23
Other	568,129,140	65.11	591,329,135	67.77
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended March 31, 2014, which comprise the balance sheet as at March 31, 2014 and the related statements of income, comprehensive income, changes in equity and cash flows for the three month period then ended, including other explanatory information.

Management is responsible for the preparation of individual interim financial information in accordance with Accounting Pronouncement CPC 21 - Demonstração Intermediária (“CPC 21”) and the consolidated interim financial information in accordance with CPC 21 and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the individual interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

Conclusion on the consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission.

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the three month period ended March 31, 2014, prepared under the responsibility of Company management, the presentation of which in the interim information is required by the rules issued by the Brazilian Securities and Exchange Commission (CVM) applicable to preparation of Quarterly Information, and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

São Paulo, April 29, 2014.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos

Contador CRC-1SP161745/O-3

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2014 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the three month period ended on March 31, 2014;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, April 29, 2014.

Sergio Ricardo Silva Rosa

Auditor Committee Coordinator

Walter Fontana Filho

Auditor Committee Member

Fernando Maida Dall Acqua

Independent Member and Financial Expert

100

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ITR – Quarterly Information – March 31, 2014 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTERLY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the three month period ended on March 31, 2014; and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the three month period  ended on March 31, 2014.

São Paulo, April 29, 2014.

Cláudio Eugênio Stiller Galeazzi

Chief Executive Officer Global

Sérgio Carvalho Mandin Fonseca

Chief Executive Officer Brazil

Pedro de Andrade Faria

Chief Executive Officer International

Augusto Ribeiro Junior

Vice President of Finance and Investor Relations

Ely David Mizrahi

Vice President of Food Service

Gilberto Antônio Orsato

Vice President of Administration and Human Resources

Hélio Rubens

Vice President of Integrated Planning and Management Control

Sylvia de Souza Leão Wanderley

Vice President of Marketing and Innovation